Exhibit 10.1

MANAGEMENT AGREEMENT

between

ESA P PORTFOLIO OPERATING LESSEE INC.

(LESSEE)

and

HVM L.L.C.

(MANAGER)

October 8, 2010

i

ii

iii

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”) is made as of October 8, 2010 by and between ESA P PORTFOLIO OPERATING LESSEE INC. (f/k/a BRE/ESA P Portfolio Operating Lessee Inc.), a Delaware corporation (“Lessee”), and HVM L.L.C. (f/k/a Homestead Village Management, LLC), a Delaware limited liability company (“Manager”).

BACKGROUND

A. ESA P Portfolio L.L.C., a Delaware limited liability company, ESH/TN Properties L.L.C., a Delaware limited liability company, ESA P Portfolio MD Trust, a Delaware statutory trust (each referred to herein as “Owner”, and collectively, as “Owners”) are the owners of those certain properties constituting various hotel properties more specifically described in Schedule A attached hereto and the buildings, structures, fixtures and additions now or hereafter located thereon (collectively, the “Hotels”);

B. The Owners have entered into that certain Lease Agreement dated as of the date hereof with Lessee (the “Operating Lease”) pursuant to which each Owner has leased its applicable Hotel to Lessee pursuant to the terms thereof;

C. Manager is an independent contractor engaged in the management of hotels throughout the United States, and Manager is experienced in the various phases of hotel operations; and

D. Lessee desires to utilize the services and experience of Manager in connection with the management and operation of the Hotels, and Manager desires to render such services, all upon the terms and conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

“Accounting Period” shall mean each of 12 accounting periods of one calendar month occurring each Fiscal Year.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, (a) controls, is under common control with, or is controlled by such specified Person and (b) owns at least 10% of, is under common ownership of at least 10% with, or is owned at least 10% by, such specified Person. For purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies, or activities of a Person, whether through ownership of voting securities, by contract, or otherwise. For the avoidance of doubt, in no event shall Manager, HVM Manager, or the members of HVM Manager be deemed Affiliates of any of the Owners, Lessee or ESH Hospitality.

“Annual Business Plan” shall have the meaning set forth in Section 9.1.

“Cash Management Agreement” shall mean the cash management agreements executed and delivered in connection with the Loan (including the mortgage loan and each mezzanine loan).

“Cash Management System” shall mean the cash management system established pursuant to the Cash Management Agreement and each other cash management agreement relating to or contemplated by the Loan and the Loan Documents.

“Centralized Services” shall have the meaning set forth in Section 3.11.

“Code” shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.

“Emergency Repairs” shall mean repairs which are necessary, as a result of emergencies, to protect, maintain, or repair the Hotels. Emergencies, for the purposes hereof, shall mean immediate threats of damage or injury to persons or property or immediate threats of violations of law.

“ESH Hospitality” shall mean ESH Hospitality LLC, a Delaware limited liability company, which will elect to be taxable as a real estate investment trust under Section 856(c) of the Code, together with its successors and assigns.

“ESH IP” shall mean all names, trademarks, domain names and other intellectual property used in connection with the ownership, management or operation of any Hotel.

“FF&E Percentage Contribution” shall have the meaning set forth in Section 7.3.

“Fiscal Year” shall mean a Calendar Fiscal Year starting on January 1 and ending on December 31 or portion thereof depending upon the Management Commencement Date and the termination date hereunder.

“Furniture, Fixtures and Equipment” shall mean furniture, furnishings, light fixtures, outfittings, equipment and all other items of personal property customarily installed in or used in connection with the operation of the Hotels (it being understood, for the avoidance of doubt, that Furniture, Fixtures and Equipment shall not include major capital improvements to the Hotels).

“GAAP” shall mean generally accepted accounting principles, as in effect from time to time in the United States of America, consistently applied.

“Gross Operating Revenues” shall mean all receipts, revenues, income and proceeds of sales of every kind received by Manager from the operation of the Hotels, and shall include, without limitation: room rentals; rent or other payments received from sub-tenants, licensees, and occupants of commercial and retail space located in the Hotels (provided that the income and/or revenue received by any licensees, subtenants or other occupants which are Affiliates of Owner or Lessee shall not be included in Gross Operating Revenues); the proceeds of insurance received by Owner, Lessee or Manager with respect to use and occupancy or business interruption insurance; deposits forfeited and not refunded; frequent guest program payments; and any amount recovered in any legal action or proceeding or settlement thereof pertaining to room revenues or other income from the Hotels which arose out of the operation of the Hotels. Gross Operating Revenues shall exclude all sales and excise taxes and any similar taxes collected as direct taxes payable to taxing authorities; gratuities or service charges collected for payment to and paid to employees; credit or refunds to guests; proceeds of insurance, save and except for proceeds of insurance with respect to use and occupancy or business interruption insurance; proceeds of sales of depreciable property; and proceeds of condemnation.

“Group Services” shall have the meaning set forth in Section 10.2.

“HVM Manager” shall mean HVM Manager 2 LLC, a Delaware limited liability company, together with its successors and assigns.

“Hotel Account” shall have the meaning set forth in Section 7.1.

“Hotel Information” shall mean information collected and maintained by Manager in connection with its operation and management of the Hotels pursuant to this Agreement, regardless of the form or medium involved (e.g., paper, electronic, disc, tape, etc.), including without limitation, books of account, guest records, customer lists, front office records and other records relating to, or reflecting the operation of, the Hotels.

“Hotels” shall have the meaning set forth in Paragraph A of the Background section.

“Independent Auditor” shall mean a reputable national firm of independent certified public accountants having hotel experience, recommended by Manager from time to time and approved by Lessee.

“Laws” shall have the meaning set forth in Section 6.1.

“Lender” shall mean, collectively, all mortgage and mezzanine lenders party to the Loan Agreement, together with their respective successors and assigns.

“Licensed Intellectual Property” shall have the meaning set forth in Section 3.12(b).

“Licensor” shall mean ESH Strategies Branding LLC, a Delaware limited liability company, together with its successors and assigns.

“Loan” shall mean, collectively, all loans (including mortgage loans and mezzanine loans) now or hereafter made by the Owners and certain Affiliates of the Owners, pursuant to the Loan Documents.

“Loan Agreement” shall mean, collectively, one or more mortgage or mezzanine loan agreements or similar instruments evidencing all or any portion of the Loan by and between the Owners and certain Affiliates of the Owners and Lender.

“Loan Documents” shall mean collectively, the Loan Agreement, Cash Management Agreement and all other documentation now or hereafter entered into by the Owners and certain Affiliates of the Owners and Lender related to such Loan, including, but not limited to, security agreements, promissory notes and other collateral documents.

“Management Commencement Date” shall have the meaning set forth in Section 2.2.

“Management Fee” shall have the meaning set forth in Section 10.1.

“Operating Equipment” shall mean non-consumable equipment and supplies required for the operation of the Hotels, including chinaware, glassware, linens, silverware, utensils, uniforms, and all other non-consumable supplies.

“Operating Funds” shall have the meaning set forth in Section 7.2.

“Operating Lease” shall have the meaning set forth in Paragraph B of the Background section.

“Operating Licenses” shall have the meaning set forth in Section 3.1(e).

“Operating Supplies” shall mean food and beverages and other consumable items used in the operation of a hotel, such as fuel, soap, cleaning materials, matches, stationery, brochures, folios and all other items used in the routine operation of the Hotels which are consumable by nature.

“Owner” and “Owners” shall have the meaning set forth in Paragraph A of the Background section.

“Parent” shall have the meaning set forth in Section 10.4.

“Person” means any individual or entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so admits.

“REOC” shall have the meaning set forth in Section 17.17.

“Reserve Fund” shall have the meaning set forth in Section 7.3.

“Trademark License Agreement” shall mean that certain Trademark License Agreement dated as of the date hereof by and between Licensor, as licensor, and Lessee, as licensee, as the same may be amended, modified and/or supplemented from time to time.

“Uniform System” shall mean the Uniform System of Accounts for Hotels, “Tenth Revised Edition”, as revised and adopted by the Hotel Association of New York City, Inc. from time to time.

ARTICLE II

ENGAGEMENT OF MANAGER AND

COMMENCEMENT OF MANAGEMENT OF THE HOTELS

Section 2.1. Engagement of Manager to Manage Hotels. Lessee hereby appoints Manager as Lessee’s exclusive manager, subject to the terms of this Agreement, to supervise, direct and control the management and operation of the Hotels, and Manager hereby undertakes and agrees to perform, as an independent contractor of Lessee, all of the services and to comply with all of the provisions of this Agreement, upon all of the terms and conditions hereinafter set forth.

Section 2.2. Management Commencement Date. Manager shall assume management and operation of the Hotels on the date hereof (the “Management Commencement Date”). Manager and Lessee acknowledge that prior to the Management Commencement Date, Manager was engaged as the exclusive manager of Lessee and certain Affiliates of Lessee with respect to the management and operation of the Hotels, and has managed and operated the Hotels, pursuant to one or more separate management agreements which are being terminated as of the Management Commencement Date.

ARTICLE III

OPERATION OF THE HOTELS AFTER THE

MANAGEMENT COMMENCEMENT DATE

Section 3.1. Duty and Authority of Manager. On and after the Management Commencement Date, except as expressly limited hereby, Manager shall have the exclusive authority and duty to direct, supervise, manage and operate the Hotels in an efficient and economical manner and to determine the programs and policies to be followed in connection therewith, all in accordance with the provisions of this Agreement and the Annual Business Plan. Manager shall at all times be an independent contractor and not the employee of Owner or Lessee. Subject to the provisions of this Agreement and the Annual Business Plan, Manager shall have the discretion and control in all matters relating to the management and operation of the Hotels. Without limiting the generality of the foregoing, Manager shall have the authority (subject to the provisions of this Agreement and the Annual Business Plan) and duty to:

(a) Hire, supervise, direct the work of, discharge and determine the compensation and other benefits of all personnel working in the Hotels pursuant to a written program of benefits, perquisites and policies which has been delivered to and approved by Lessee. Manager shall be the judge of the fitness and qualifications of such personnel and shall be vested with discretion in the hiring, training, supervision, direction, discharging, and determination of the compensation and other benefits of such personnel during the course of their employment. It is expressly understood and agreed that all personnel are in the sole employ of Manager or such company as Manager may contract with regarding said personnel and are not in the employ of Lessee or Owner and Lessee will not interfere with or give orders or instructions to personnel employed at the Hotels.

(b) Reasonably employ the resources of its home office and regional facilities and personnel to supervise and assist in the operation of the Hotels. Manager shall provide the following supervisory services: maintenance, human resources and personnel, administration, hotel operations, housekeeping, advertising, food and beverage operations, sales promotion, forecasting and operations analysis, staff planning, accounting, marketing, revenue management, Information Systems, travel commission, training and oversight of reservations. The foregoing supervisory services may be provided by Manager’s corporate officers, Manager’s employees, home office administrative heads or otherwise and shall be provided by Manager at its own expense, including, without limitation, the out-of-pocket expenses, and not charged to Owner, except as otherwise specifically provided for in this Agreement.

(c) Establish all prices, price schedules, rates and rate schedules (with the goal of maximizing revenue per available room), rents, lease charges, concession charges, and, in connection therewith, the supervision, direction and control of the collection, receipt and giving of receipts for all services or income of any nature from the operations of the Hotels.

(d) Supervise and maintain complete books and records, including without limitation, the books of accounts and accounting procedures of the Hotels.

(e) Obtain and maintain all licenses and permits required for the operation of the Hotels (the “Operating Licenses”). The Operating Licenses may be in the name of Manager, Lessee or Owner in accordance with or as required by local laws, customs and practices.

(f) Administer leases, license and concession agreements for all public space at the Hotels, including all stores, office space and lobby space. All such leases, licenses or concessions shall be in Lessee’s name and may be executed by Manager on Lessee’s behalf after any such lease, license or other agreement has been approved by Lessee.

(g) Keep the Hotels and the Furniture, Fixtures and Equipment in good order, repair and condition, including, without limitation, making necessary replacements, improvements, additions and substitutions to the Hotels, subject to the approved Annual Business Plan. Manager shall effect, institute, and/or supervise all decorations, routine construction, maintenance, repairs and alterations, including, but not limited to, the administration of a preventive maintenance program for all mechanical, electrical and plumbing systems and equipment, for the Hotels to ensure that the Hotels will be competitive in its market and in compliance with governmental regulations, the requirements of the Trademark License Agreement and with industry standards, provided that the costs therefor (unless the same relate to emergencies) are included in the Annual Business Plan or are otherwise approved in writing, in advance, by Lessee. Subject to the limitations set forth in and imposed by the Annual Business Plan and the Loan Documents, Manager will have the right to make such alterations, additions or improvements to the Hotels as are customarily made in the operation or comparable hotels; provided, however, that no structural alterations, additions or improvements involving a fundamental change in the character of the Hotels will be made without Lessee’s prior written approval. The cost of such customary alterations, additions or improvements will be paid either out of the Gross Operating Revenues and charged directly to current operating expenses of the Hotels (if permitted by the Loan Documents) or will be paid from the Reserve Fund and capitalized and amortized on the books of the Hotels.

(h) Negotiate and enter into, on behalf of Lessee, service contracts and licenses required in the ordinary course of business in operating the Hotels, including, without limitation, contracts for life/safety systems maintenance, electricity, gas, telephone, cleaning, elevator and boiler maintenance, air conditioning maintenance, master television service, laundry and dry cleaning, and other services which Manager deems advisable; provided, however, any contract for a term in excess of one (1) year or which is not terminable without fee or penalty upon not more than sixty (60) days written notice or under which the total amount payable is $5,000 or more per Hotel and which is not covered in the Annual Business Plan shall, be approved by Lessee, which approval shall not be unreasonably withheld or delayed.

(i) Negotiate and enter into, on behalf of Lessee, agreements for banquet facilities and guest rooms and agreements to provide entertainment for the Hotels, and licenses for copyright music and videos.

(j) Supervise and purchase or arrange for the purchase in the most economical manner of all inventories, provisions, Operating Equipment and Operating Supplies, which, in the normal course of business, are necessary and proper to maintain and operate the Hotels.

(k) Prepare and submit to Lessee the Annual Business Plan, as hereinafter described in Section 9.1.

(l) Consult with Lessee at least quarterly to discuss the operation and management of the Hotels and the performance of Manager’s duties under this Agreement.

(m) Prepare, or engage an accounting firm reasonably approved by Lessee to prepare, any tax returns and statements which must be filed in connection with the ownership, operation or management of the Hotels (e.g., sales, use and occupancy taxes, real property taxes, and the like), and shall file (or cause to be filed) such returns and statements and, subject to the availability of Lessee funds, pay (or cause to be paid) such taxes, all in accordance with applicable Laws.

(n) At Lessee’s request, advise and assist Lessee in connection with negotiating and prosecuting any claims for the abatement, reduction or refund of property taxes affecting the Hotels.

(o) Cooperate reasonably with and assist Lessee in any legal proceedings by or against Lessee or Owner with regard to the Hotels and involving third parties.

(p) Perform such other tasks as are customary and usual in the operation of a hotel of a class and standing consistent with the Hotels’ facilities.

(q) Prepare and maintain all records and reports relating to the Hotels necessary to demonstrate and support ESH Hospitality’s status as a real estate investment trust for tax purposes.

Section 3.2. Operational Standards. (a) Manager will operate the Hotels at the expense of Lessee in accordance with and subject to the provisions of this Agreement and the Annual Business Plan. Manager shall manage the Hotels in a manner normally associated with extended stay hotels of similar size, type, or usage in similar locations. Manager shall use due care with respect to the management, maintenance, and protection of, and accounting for, Lessee’s and Owner’s assets.

(b) Manager shall manage and operate the Hotels and its businesses, services, and sales and shall exercise diligent efforts to do so at all times in a manner consistent with the standards imposed by the Trademark License Agreement, the Operating Lease, the requirements of all governmental regulations, and the requirements of this Agreement.

(c) Manager shall implement policies and practices to: (i) facilitate effective and efficient discharge of its obligations under this Agreement; and (ii) to create and enhance goodwill among existing and prospective guests and patrons.

Section 3.3. Agreements with Related Parties. Manager shall not enter into any contract with an Affiliate of Manager in connection with the Hotels or Manager’s services under this Agreement, including, without limitation, for operating, cleaning, maintaining, repairing or servicing the Hotels, without the express prior written consent of Lessee, which consent may be evidenced by Lessee’s approval of the Annual Business Plan.

Section 3.4. Emergency Repairs. In the event Emergency Repairs are needed at the Hotels, Manager shall be required to use its good faith efforts to obtain Lessee’s verbal approval of any Emergency Repairs prior to making any expenditure therefor. In the event Manager is unable to contact Lessee to obtain its verbal approval of Emergency Repairs, then Manager is authorized to enter into contracts occasioned by such emergency that provide for expenditures not contemplated by the Annual Business Plan up to a sum of $50,000, and provided the same may be incurred under the Loan Documents. Manager will promptly give Lessee written notice of any Emergency Repairs made by Manager.

Section 3.5. Major Policy Matters and Decisions. (a) Manager shall submit outlines, in reasonable detail, to Lessee setting forth its plans for and/or any major changes in its management and operation of the Hotels that are likely to have a material effect upon the profitability of the Hotels prior to Manager’s institution of such changes.

(b) Manager shall not make any major policy decisions or changes not reflected in the applicable Annual Business Plan that would have a potentially material effect on the operations of the Hotels without first obtaining Lessee’s approval of such policy change.

Section 3.6. Compliance with Trademark License Agreement. Manager shall administer compliance with the Trademark License Agreement.

Section 3.7. Marketing and Reservation Services. Manager shall cause the Hotels to be included in the national advertising programs and central reservation system for all hotels operated under the trademarks and trade names covered by the Trademark License Agreement.

Section 3.8. Compliance with Terms of the Loan Documents. (a) Nothing herein contained shall prevent Lessee or Owner from encumbering the Hotels by mortgage, deed of trust, or trust deed in the nature of a mortgage.

(b) Subject to availability of Lessee funds, Manager shall use diligent efforts to cause the operation of the Hotels to comply with all terms, conditions, and obligations contained in the Loan Documents or any substitute therefor, of which Manager is made aware (provided that Manager shall be under no obligation to ensure that sufficient funds for payment thereof are generated from Hotels operations), and with any leases, Lessee’s organizational documents, or other agreements of which Manager is made aware that are executed by Lessee or Owner and that relate to the Hotels. Manager acknowledges that the terms and provisions of the Loan Documents may provide different standards or requirements with respect to certain matters covered by this Agreement. To the extent the provisions of this Agreement are inconsistent with restrictions imposed by the Loan Documents, so long as Manager has been notified in writing of such restrictions, the provisions of the Loan Documents shall govern with respect to the matters covered hereby.

(c) Upon the execution of any of the Loan Documents, Lessee shall furnish Manager with a duplicate copy thereof and, if not designated in such Loan Documents, shall designate the post office address where notices may be served upon Lender. Manager agrees that, so long as any such Loan Document shall constitute a lien on the Hotels, when Lender shall request in writing copies of any and all financial or other information, required to be prepared or maintained by Manager, pursuant to the terms and provisions of this Agreement, Manager shall, at Lessee’s direction, deliver same to Lender as often as Lessee may reasonably request. Moreover, Manager shall allow, upon request of Lessee, any person designated in writing by Lender to examine, audit, inspect, and transcribe all books of account and all other records relating to or reflecting the operation of the Hotels.

(d) Subject to the applicable terms and conditions of the Loan Documents, this Agreement and the rights of Manager hereunder are and shall be expressly subordinate and inferior to the rights of Lender under the Loan Documents as and to the extent provided therein.

Section 3.9. Credit Policies. Manager shall establish and implement policies and procedures for verifying, accepting, limiting, and rejecting the credit of guests and patrons of the Hotels. In connection with the foregoing, Manager shall make appropriate arrangements to honor American Express, Visa, MasterCard, such credit cards as may be required or provided by Licensor, and such other credit cards as Manager or Lessee may deem desirable. Manager shall utilize its best efforts to make such arrangements on the most favorable terms available.

Section 3.10. Collection Practices. Manager shall employ its best efforts to collect any and all credit card charges, checks, traveler’s checks, drafts, and other accounts receivable. Manager shall employ collection agencies and legal counsel, where appropriate, to pursue such claims.

Section 3.11. Centralized Services. Manager shall provide, or shall cause one or more of its Affiliates to provide, in the operation of the Hotels and for the benefit of its guests, those benefits, services, and facilities, including joint advertising programs to the extent appropriate (all herein collectively called “Centralized Services”), similar to those furnished to other hotels owned and/or operated by Manager or its Affiliates.

Section 3.12. Intellectual Property.

(a) Manager acknowledges that the Licensor is the sole and exclusive owner of all rights, title and interest to the ESH IP, which shall in all events remain the exclusive property of the Licensor (or one or more of Licensor’s Affiliates). Manager further acknowledges that, pursuant to the Trademark License Agreement, Lessee and its Affiliates have a license to use the ESH IP, which license shall in all events remain the exclusive property of Lessee (or one or more of Lessee’s Affiliates). All use of the ESH IP at or in connection with the Hotels or as otherwise contemplated by this Agreement, and all goodwill arising therefrom or symbolized thereby, shall inure solely to the benefit of Lessee, Licensor and their respective Affiliates, as applicable. Nothing in this Agreement shall be construed to grant Manager any right of ownership in, or right to use, or right to license others to use, the ESH IP, except in connection with fulfilling its duties and obligations under this Agreement. Manager may not otherwise use the ESH IP without the prior written consent of Licensor or Lessee, which may be withheld in Licensor’s or Lessee’s sole and absolute discretion, in any manner whatsoever and shall not apply for registration of any ESH IP or any other intellectual property confusingly similar thereto in any jurisdiction.

(b) Manager acknowledges that Lessee or its Affiliates are or may become the licensee of certain intellectual property including intellectual property that may be embodied in software for use at one or more facilities leased by Lessee or its Affiliates and all source and object code versions thereof and all related documentation, flow charts, user manuals, service/operator manuals and any enhancements, modifications or substitutions thereof (all such intellectual property herein collectively called “Licensed Intellectual Property”). Except as otherwise specified by Lessee, Manager may utilize the Licensed Intellectual Property to the extent that Manager deems appropriate in connection with the operation of the Hotels for the purpose of carrying out its obligations hereunder, but such use shall be strictly on a non-exclusive basis and neither such use nor anything contained in this Agreement shall confer any proprietary or other rights in the Licensed Intellectual Property on Manager or any third parties.

(c) Upon the expiration or earlier termination of this Agreement, any use of or right to use any of the ESH IP or Licensed Intellectual Property at or in connection with the Hotels by Manager shall cease forthwith. In the event of the expiration or earlier termination of this Agreement, Manager shall immediately cease using all ESH IP and Licensed Intellectual Property, except to the extent that Manager may be authorized to continue using the same pursuant to, and in accordance with, the terms and conditions of any separate management or license agreement between Manager and any Affiliate of Lessee or any licensee or franchisee that is otherwise authorized to use any such ESH IP or Licensed Intellectual Property. Further,

Manager will have no right whatsoever from and after the date of expiration or earlier termination to make use of or to dispose of any furnishings and equipment, Operating Equipment and Operating Supplies bearing or incorporating any ESH IP except upon and in accordance with the terms and provisions of this Section 3.12(c). Specifically, it is understood and agreed that Manager may not make any use of such property from and after the effective date of such expiration or earlier termination unless Manager is specifically authorized in writing (whether under license from Lessee, Licensor or otherwise, other than by this Agreement) to use property bearing any ESH IP, nor may Manager dispose of such property to any person or entity whatsoever unless such person or entity is specifically authorized in writing by Lessee or Licensor (whether under license from Lessee or Licensor or otherwise) to use property bearing or incorporating any ESH IP.

(d) Lessee, Licensor and their respective Affiliates shall have the right to injunctive relief and any other right or remedy available at law or in equity to enforce the provisions of this Section 3.12.

(e) The provisions of this Section 3.12 shall survive expiration or earlier termination of this Agreement.

ARTICLE IV

OPERATING EXPENSES PAID BY LESSEE

Section 4.1. Expenses Incurred by Manager on Behalf of Lessee. Everything done by Manager in the performance of its obligations and all expenses incurred under and in accordance with this Agreement shall be for and on behalf of Lessee and for Lessee’s account, except the services referred to in Article V, which shall be rendered and performed by Manager or its Affiliates at their expense and not separately charged to Lessee, except as otherwise provided in Section 10.2.

Section 4.2. Debts and Liabilities to Third Parties. As between Lessee and Manager under this Agreement, all debts and liabilities arising in the course of business of the Hotels are and shall be the obligations of Lessee, and, provided such debts and liabilities have been incurred in accordance with the terms and provisions of this Agreement, Manager shall not be liable for any of such obligations by reason of its management, supervision and operation of the Hotels for Lessee.

Section 4.3. Manager Not Obligated to Advance Own Funds. Neither Manager nor any of its Affiliates shall be obligated to advance any of its own funds to or for the account of Lessee, nor to incur any liability unless Lessee shall have furnished Manager with funds necessary for the discharge thereof prior to incurring such liability. If Manager shall have advanced any funds in payment of a permitted expense in the maintenance and operation of the Hotels, Lessee shall reimburse Manager therefor on demand. Notwithstanding the foregoing, Manager shall pay from its own funds the expenses hereinafter described in Article V.

ARTICLE V

CONSULTING SERVICES OF MANAGER’S AFFILIATES

Except as hereinafter provided in Section 10.2, after the Management Commencement Date, the normal consulting services of the corporate officers and employees of Manager or Manager’s Affiliates, including its corporate executives for operations, human resources, training, food and beverage, finance and administration and real estate, to be rendered from time to time to Manager in connection with the operations of the Hotels, shall be provided by corporate officers and employees of Manager or Manager’s Affiliates to Manager at Manager’s sole cost and expense and not charged to Lessee hereunder. In no event shall Manager’s Affiliates be deemed a party to this Agreement or responsible in any way for Manager’s obligations pursuant to this Agreement by virtue of providing the foregoing services to Manager (or any of the services described in Section 10.2 and Lessee reimbursing Manager for the expenses in connection therewith).

ARTICLE VI

COMPLIANCE WITH LAWS

Section 6.1. Compliance by Manager and Lessee After Management Commencement Date. Manager shall make all reasonable efforts, at expense of Lessee, to assure full compliance with all laws, rules, regulations, requirements, orders, notices, determinations and ordinances of any governing authority (collectively, “Laws”) relating to the management, leasing, use, operation, repair, supervision and maintenance of the Hotels, including, without limitation, the state and local liquor authorities, the Board of Fire Underwriters and the requirements of any insurance companies covering any of the risks against which the Hotels is insured. Unless otherwise directed by Lessee, Manager shall, at Lessee’s expense, promptly remedy any violation of any such governmental regulation which comes or should have come to its attention, which remedy shall be carried out solely at Lessee’s expense (subject to the limitations set forth elsewhere herein) unless caused by an action or omission of Manager not authorized pursuant to this Agreement or unless Manager has failed to fulfill its duty as required in the immediately preceding sentence, in which event all costs shall be paid solely by Manager.

Section 6.2. Lessee’s Right to Contest or Postpone Compliance. With respect to a violation of any Laws, Lessee shall have the right to contest any of the foregoing and postpone compliance pending the determination of such contest, if so permitted by law and not detrimental to the operation of the Hotels, but in such event, Lessee shall indemnify and hold harmless Manager from any loss, cost, damage or expense, as a result thereof.

Section 6.3. Manager’s Right to Terminate Agreement. Notwithstanding anything in this Agreement to the contrary, if within 30 days of receiving Manager’s written request (accompanied by a statement of Manager’s intention to elect to cancel this Agreement if Lessee fails to give its approval as provided below) Lessee fails to approve the changes, repairs, alterations, improvements, renewals or replacements to the Hotels which Manager determines in its reasonable judgment are necessary to protect the Hotels, Lessee and/or Manager from innkeeper liability exposure then Manager may terminate this Agreement any time after such 30 day period upon 7 days’ written notice; provided, however, that if termination of this Agreement could result in the acceleration of the indebtedness secured by the Loan Documents, then Manager shall not have such right of termination, and in such event, Lessee’s indemnification in Section 16.1 shall apply to such innkeeper liability as set forth above.

ARTICLE VII

HOTEL ACCOUNT, OPERATING FUNDS, AND RESERVE FUND ACCOUNT

Section 7.1. Hotel Account. (a) Lessee directs Manager and Manager acknowledges and agrees, pursuant to the terms of the Cash Management Agreement, to deposit or cause to be deposited, all monies received by Manager in the operation of the Hotels, excluding the Operating Funds furnished by Lessee, into the Cash Management System so long as any amounts under the Loan are outstanding. Lessee agrees that disbursements to Lessee from the Operating Expense Subaccount (as defined in the Cash Management Agreement) shall be deposited in a special account or accounts (collectively, the “Hotel Account”), in Lessee’s name (or in Manager’s name, as agent of Lessee), in the bank or trust company recommended by Manager and approved by Lessee. Such monies shall not be mingled with Manager’s other funds. Out of the Hotel Account, Manager shall periodically withdraw funds and pay all operating expenses of the Hotels and any fees or compensation of any kind due it pursuant to this Agreement in accordance with the provisions of this Agreement. Withdrawals from accounts established pursuant to this Article VII shall be signed by representatives of Manager only, provided such representatives are bonded or otherwise insured, and Manager shall supply Lessee with bonds or other insurance upon Lessee’s request unless said bond or other insurance shall have been placed by Lessee and delivered directly by the bonding or insurance company to Lessee. Manager may utilize its centralized disbursement accounts in its name for accounts payable and payroll disbursements, provided that Manager shall only transfer the necessary amount of funds from the Hotel Account to such centralized disbursement accounts required to make such disbursements on behalf of the Hotels.

(b) Manager will maintain the Hotel Account on Lessee’s behalf and all funds received from Lessee will be and remain the property of Lessee and will be disbursed by Manager only as set forth in this Agreement. Any and all expenses of the Hotels paid by Manager must pass through and be withdrawn from the Hotel Account. Lessee shall have the right from time to time to direct Manager to change either the depository bank or the depository arrangements and Manager shall implement such changes promptly. Lessee shall have the right to approve and to maintain control of signature cards for the Hotel Account; provided, however, Lessee shall not withdraw funds from such accounts except as provided below.

Section 7.2. Operating Funds. From and after the Management Commencement Date, Lessee shall, if and as required, maintain cash in the Hotel Account (“Operating Funds”) sufficient in amount to enable Manager to properly manage and operate the Hotels.

Section 7.3. Reserve Fund. If the Loan Documents require a reserve(s) for Furniture, Fixtures and Equipment to be maintained, Manager shall cause such reserve(s) to be maintained in accordance with the terms of the Loan Documents. If the Loan Documents do not require such a reserve, then, as part of the Hotel Account, there shall be established the Reserve Fund in the manner hereinafter described. To the extent Operating Funds exceed the amount described in Section 7.2 and the amounts needed for capital expenditures anticipated pursuant to the Annual Business Plan, Manager shall deposit from such excess, if any, in a reserve fund (“Reserve Fund”) an amount equal to 4% of Gross Operating Revenues or such other percentage of Gross Operating Revenues as Lessee may, from time to time, require (the “FF&E Percentage Contribution”). Manager shall deduct the FF&E Percentage Contribution, if any, on a monthly basis from Gross Operating Revenues and deposit such amount in the Reserve Fund. The Reserve Fund shall be used only for additions or replacements to Furniture, Fixtures and Equipment in accordance with the Annual Business Plan.

Section 7.4. Fidelity Bonds. Manager shall obtain a fidelity bond or insurance, in an amount not less than $1,000,000 (or such other amount reasonably required by Lessee consistent with the commercial availability thereof, the size and scope of Lessee’s business being handled by Manager hereunder and reasonable business practice), issued by a company reasonably acceptable to Lessee, covering Manager and such of Manager’s on-site employees who may handle or be responsible for monies or property of Lessee and place policies of insurance covering the Hotels as directed by Lessee.

ARTICLE VIII

BOOKS, RECORDS AND FINANCIAL STATEMENTS

Section 8.1. Accounting System. Manager shall keep full and adequate books of account and other records reflecting the results of operation of the Hotels on an accrual basis, all in accordance with GAAP and, as and to the extent applicable to the Hotels, the Uniform System. The Fiscal Year used by Manager will consist of 12 Accounting Periods of one calendar month each. The Hotel Information shall be kept at the Hotels and/or Manager’s home office and computer storage systems and shall be available to Lessee and its representatives at all reasonable times for examination, audit, inspection and transcription. All of the Hotel Information, at all times, shall be the property of Lessee. Manager shall treat as confidential any Hotel Information in its possession, and shall not disclose to any third party, without the prior written consent of Lessee (which approval and consent may be withheld in Lessee’s sole discretion) any Hotel Information, except as may be necessary to perform its duties and obligations under this Agreement or as may be necessitated by any applicable Laws. Upon the expiration or earlier termination of this Agreement, all Hotel Information shall be turned over to Lessee to ensure the orderly continuation of the operation of the Hotels, but the books and records shall thereafter be available to Manager at all reasonable times for inspection, audit, examination and transcription.

Section 8.2. Financial Statements.

(a) Manager shall deliver to Lessee within twenty (20) days after the end of each Accounting Period a profit and loss statement showing the results of the operation of the Hotels for such Accounting Period, the Fiscal Year to date, and the trailing twelve (12) month period, and a statement of gross revenues received from rooms, food and beverage and other sources, guest room occupancy percentage, average room rates, total expenses paid and a cash forecast. Information relating to other matters pertaining to the management, operation, maintenance, and supervision of the Hotels not covered in such monthly operating reports as Lessee shall reasonably request will be provided to Lessee (provided such information is generally within the scope of Manager’s other obligations and duties hereunder), within 20 days of such request.

(b) Manager shall deliver to Lessee within forty-five (45) days after the end of each of the first, second and third calendar quarters, quarterly financial statements in consistent form and presentation to the annual combined balance sheet, income statement and statement of cash flows, exclusive of footnotes, accompanied by a reconciliation to the year-to-date monthly property operations reports and capital expenditures report.

(c) Manager shall cooperate with the Independent Auditor so as to allow the Independent Auditor to deliver to Lessee within 90 days after the end of each Fiscal Year a profit and loss statement showing the result of operation of the Hotels during such Fiscal Year, and the net operating income or loss, if any, for such Fiscal Year and a balance sheet for the Hotels as of the close of such Fiscal Year. Manager shall, together with such statement, deliver to Lessee a statement of income and expenses for such Fiscal Year and a statement of balances in the Hotel Account. Any disputes as to the contents of any such statements or any accounting matter hereunder, shall be determined by the Independent Auditor whose decision shall be final and conclusive on Manager and Lessee.

Section 8.3. Periodic Delivery of Data in Electronic Form. Upon request by Lessee (but not more than twice in any calendar year), Manager shall deliver to Lessee, within a reasonable period of time after such request, a copy of such Hotel Information as may be requested by Lessee (or if Lessee has previously made a request under this Section 8.3 for such Hotel Information, a copy of all such Hotel Information collected since such previous request) collected or maintained by Manager, in such electronic format as Lessee may reasonably require.

ARTICLE IX

ANNUAL BUSINESS PLAN

Section 9.1. Preparation of Annual Business Plan. (a) Manager shall operate the Hotels pursuant to the annual business plan previously approved by Lessee for the remainder of calendar year 2010. Thereafter, at least 15 days prior to the date on which Lessee is required to deliver the same to Lender pursuant to the Loan Documents for each Fiscal Year, Manager shall submit to Lessee an annual business plan for the succeeding Fiscal Year. Each annual business plan proposed by Manager and approved by Lessee in accordance with this Article IX (an “Annual Business Plan”) shall include: an operating budget showing estimated Gross Operating Revenues, department profits, operating expenses, and net operating income or loss for the forthcoming Fiscal Year for the Hotels; a marketing plan (for Fiscal Year 2012 and each Fiscal Year thereafter); a cash flow forecast; projected average daily room rates; the budget for replacing Furniture, Fixtures and Equipment and for making capital improvements; and the basis of allocation of the Group Services, all in reasonable detail and, where appropriate, with the basis for all assumptions expressly set forth, and otherwise complying with the applicable requirements set forth in the Operating Lease.

(b) Within 5 business days after the proposed Annual Business Plan is submitted to Lessee, Lessee shall approve such proposed Annual Business Plan or notify Manager of any revisions therein which Lessee deems reasonably necessary. If Lessee approves the proposed Annual Business Plan or if Lessee requires revisions to the proposed Annual Business Plan, and Manager does not make reasonable objections to such proposed revisions within 5 business days after receipt thereof, then such proposed Annual Business Plan, together with the proposed revisions required by Lessee, shall be deemed thereafter to constitute the Annual Business Plan for the Fiscal Year in question for all purposes hereof. In the event

Manager timely makes any reasonable objection to any proposed revision by Lessee to the proposed Annual Business Plan, Lessee and Manager shall cooperate with each other to resolve any questions with respect to such revisions to the proposed Annual Business Plan and shall use their best efforts to agree upon an approved Annual Business Plan for the Hotels for the Fiscal Year in question prior to the date such Annual Business Plan must be submitted to Lender under the Loan Documents.

Section 9.2. Annual Business Plan Disputes. In the event Lessee and Manager are unable to agree upon an Annual Business Plan, or as to any revisions requested by Lessee to the proposed Annual Business Plan, for any Fiscal Year by the date on which such Annual Business Plan must be submitted to Lender under the Loan Documents, Lessee shall prevail and the proposed Annual Business Plan shall be deemed approved as so revised by Lessee (and as the same may further be revised by Lessee to the extent required by Lender pursuant to the Loan Documents) and shall thereafter constitute the Annual Business Plan for the Fiscal Year in question for all purposes hereof. No action shall be taken and no expenditures shall be made under any proposed Annual Business Plan unless and until the proposed Annual Business Plan is approved by Lessee.

Section 9.3. Deviations from Annual Business Plan. Manager shall diligently pursue all feasible measures to enable the Hotels to adhere to the Annual Business Plan. To the extent ascertainable in advance, Manager shall notify Lessee of any projected material variance from the Annual Business Plan. Notwithstanding anything herein to the contrary, Manager is not warranting or guaranteeing in any respect that the actual operating results of the Hotels during the period covered by the Annual Business Plan will not materially vary from the projections described in the Annual Business Plan.

ARTICLE X

MANAGER’S FEES AND REIMBURSEMENTS

Section 10.1. Management Fee. During each Fiscal Year after the Management Commencement Date (and for a fraction of any partial Fiscal Year) during the term hereof, in consideration of the services Manager is to render under this Agreement, Manager will be paid a fee (the “Management Fee”) equal to the sum of (a) 2.50% of all Gross Operating Revenues up to $500,000,000 for such Fiscal Year plus (b) 0.5% of all Gross Operating Revenues over $500,000,000 for such Fiscal Year. Subject to the applicable provisions of the Loan Documents (including, without limitation, any Cash Management System), the Management Fee will be paid in installments by deducting such fee from Gross Operating Revenues immediately following each Accounting Period at the rate of (i) 2.50% of Gross Operating Revenues for that Accounting Period until Gross Operating Revenues for the applicable Fiscal Year are equal to $500,000,000 and (ii) 0.5% of Gross Operating Revenues for that Accounting Period thereafter. At the end of each Fiscal Year following the annual audit, an adjustment will be made, if necessary, and all sums due either Manager or Lessee shall be paid promptly.

Section 10.2. Reimbursement of Certain Expenses. Notwithstanding the provisions of Article V (but subject to the Annual Business Plan), Lessee shall reimburse Manager for all of the following property-level costs and expenses incurred in managing and operating the Hotels: (i) the salaries or wages of any officers, directors or employees of Manager or any of Manager’s Affiliates who shall be regularly or temporarily employed or assigned on a full-time basis at the Hotels; (ii) personnel providing in-house legal services to Manager or any of Manager’s Affiliates in connection with matters involving the Hotels, which services shall be charged at rates equal to or less than Manager’s or such Affiliate’s costs associated with such services; (iii) the out-of-pocket expenses of employees of Manager or any of Manager’s Affiliates incurred in connection with the management and operation of the Hotels; and (iv) certain other services (including general and administrative) (collectively, the “Group Services”) best provided to Lessee and other lessees, owners or other clients of Manager and/or Manager’s Affiliates on a group rather than on an individual basis, the cost of which Group Services shall be allocated on a fair and equitable basis among Lessee and such other lessees, owners or other clients benefiting therefrom in the manner described in the Annual Business Plan, including, without limitation, the following: (A) advertising, sales and marketing, (B) payroll processed through Automatic Data Processing Inc. (or other companies providing similar services), and MIS support services; (C) accounting services; (D) revenue management; (E) facilities and purchasing services; (F) information technology services; (G) reservation services; (H) travel agent commissions; and (I) Centralized Services.

Section 10.3. Technical Services. Service fees for technical services for the Hotels shall be paid to Manager or its Affiliates if Lessee requests such services of Manager, or any other services beyond the scope of services to be provided pursuant to this Agreement. The amount of fees shall be agreed to by Lessee and Manager prior to commencing such services. Technical services include renovation coordination, design review, construction management and related services.

Section 10.4. Incentive Management Fees. As additional consideration for the services to be rendered by Manager under this Agreement, and in addition to the Management Fee and any reimbursements due hereunder, Manager will also be paid class B common units in ESH Hospitality Holdings LLC, a Delaware limited liability company (the “Parent”), such class B common units to be allocated and transferred to certain employees of Manager under the HVM Management Incentive Plan in accordance with, and subject to the terms and conditions set forth in, that certain Class B Units Contribution Agreement, dated as of the date hereof by, and among Manager, Lessee, HVM Manager, and Parent (as the same may be amended, modified or supplemented from time to time).

Section 10.5. Other Hotel Revenue and Expenses. Lessee acknowledges that Manager and Manager’s Affiliates have the right to, and currently do, manage, operate and otherwise provide services to hotel and lodging facilities and enterprises other than the Hotels. Each of Lessee and Manager acknowledges and agrees that any and all income derived from, and expenses incurred by, Manager or any of Manager’s Affiliates, directly or indirectly, from the management and operation of, and provision of services to, such other hotel and lodging facilities and enterprises shall be, as between Lessee (on the one hand), and Manager and Manager’s Affiliates (on the other hand), solely for the account of Manager and/or Manager’s Affiliates and shall in no event be borne by or credited to Lessee.

ARTICLE XI

INSURANCE

Section 11.1. Insurance Coverage. Lessee, or Manager at the direction of Lessee, shall provide and maintain, at Lessee’s cost and expense and in Lessee’s and Owner’s name, insurance sufficient to furnish to Lessee, Owner and Manager reasonable and adequate protection in the management and operation of the Hotels. All insurance shall be in the name of Lessee, Owner and Manager as the insured and shall contain riders and endorsements adequately protecting the interests of Lessee, Manager and Owner as it may appear including, without limitation, provisions for at least 20 days’ notice to Manager, Lessee and Owner of cancellation or of any material change therein. Prior to the Management Commencement Date and the commencement of each Fiscal Year thereafter, Manager shall furnish Lessee and each Owner with certificates evidencing the insurance coverages required pursuant to this Agreement and with evidence of the payment of premiums therefor.

Section 11.2. Waiver of Subrogation; Lessee Assumes Risk of Adequacy. Lessee shall have all policies of insurance provide that the insurance company will have no right of subrogation against either party hereto, their agents or employees. Lessee assumes all risks in connection with the adequacy of any insurance or self-insurance program.

ARTICLE XII

TERM OF AGREEMENT AND TERMINATION

Section 12.1. Term. This Agreement shall be for a period commencing on Management Commencement Date and ending on December 31, 2025 (the “Expiration Date”), unless sooner terminated as hereinafter provided.

Section 12.2. Early Termination. This Agreement can be terminated by either party hereto at its option for any or no reason. If either party exercises its right to terminate this Agreement prior to the Expiration Date, the rights and obligations of the parties will cease (other than those that expressly survive the termination of this Agreement) except as to fees and reimbursements due Manager or its Affiliates or Lessee pursuant to this Agreement, including without limitation, Article X, and claims for non-performance by Lessee against Manager and other claims of liabilities of either party which accrued or arose before termination.

Section 12.3. Termination Procedure.

(a) If a termination occurs pursuant to Section 12.2, the party electing to terminate shall give the other party at least 60 days’ prior written notice of such election, specifying the date of such termination. On the date specified in such notice, Manager shall cease all activities at the Hotels and shall have no further obligations under this Agreement except those obligations which specifically survive any termination hereof.

(b) If one or more (but less than substantially all) of the Hotels are (i) sold, conveyed or otherwise transferred to another party, (ii) damaged or destroyed by casualty and Owner has elected not to restore, or (iii) taken in a condemnation proceeding, then this Agreement shall automatically terminate with respect to such Hotel(s) from the date of such sale, casualty or condemnation but shall continue with respect to the other Hotels in accordance with the terms of this Agreement.

(c) Prior to the date Manager ceases activities at the Hotels, Manager shall be paid any and all fees earned or expenses due it pursuant to this Agreement, and as soon thereafter as is reasonably practicable, pay any fees or expenses upon the final accounting in Section 12.4(a), and Manager shall cooperate with Lessee (and Owner, if applicable) in effectuating an orderly transition to any new manager of the Hotels (or to any new owner, or to Lessee or Owner, or to any of their respective designee’s, as the case may be) so as to avoid any interruption in the rendering of services at the Hotels and take such other actions as are required under Section 12.4.

Section 12.4. Obligations Following Termination. Upon the expiration or earlier termination of this Agreement for any reason, Manager’s authority to act for the Lessee or the Owners shall immediately cease and Manager shall do, and execute and/or deliver to Lessee, the following with respect to the Hotels, all of which shall be done, and executed and/or delivered to or as directed by Lessee, promptly upon the expiration or earlier termination hereof or as soon thereafter as is reasonably practicable.

(a) A final accounting, reflecting receipts and disbursements in connection with the operations of the Hotels during the current Fiscal Year through the date of termination.

(b) Any balance of monies of Lessee, including, without limitation, any undisbursed funds in the Hotel Account.

(c) All Hotel Information (including all Hotel Information stored in any electronic format), service contracts, reservations, leases, receipts for deposits, unpaid bills and other papers or documents which pertain to the Hotels, including, but not limited to, all original documents. In addition, Manager shall assist Lessee (or its designee) in migrating and porting any Hotel Information stored in electronic format from the system or systems used by Manager to any new system or systems designated employed by Lessee or its designee, including, to the extent necessary, parsing and decoding the existing content and format of such electronic data to facilitate such transfer, all such reasonable out-of-pocket costs to be reimbursed to Manager.

(d) All documents and instruments necessary to transfer to Lessee or its designee or nominee, to the extent transferable, all Operating Licenses held by Manager necessary to operate the Hotels.

(e) Manager will assign to Lessee or its nominee, and Lessee and its nominee, if any, will assume, all space leases and concession agreements in effect with respect to the Hotels then in Manager’s, rather than Lessee’s, name, except for blanket concessions affecting other hotels or conference centers operated by Manager or its Affiliates.

(f) Manager will take such further actions as Lessee may reasonably require to assure an orderly transition of the Hotels’ operations, including, without limitation, providing inventories of Furniture, Fixtures and Equipment, Operating Equipment and Operating Supplies.

(g) Any and all Furniture, Fixtures and Equipment (along with then existing warranties, operating instructions, and service contracts), Operating Equipment, Operating Supplies, keys, locks and safe combinations, reservation lists, ledgers, bank statements for the Hotel Account, budgets, accounting books and records, insurance policies, bonds and other documents, memoranda, schedules, lists, contracts, agreements, leases, licenses, correspondence, and other items required for the operation of the Hotels.

(h) Manager shall remove all of Manager’s personal property from the Hotel premises.

(i) Without limiting the provisions of clause (d) above, Manager shall cooperate with Lessee to transfer all liquor licenses to, or to obtain new liquor licenses, in the name of Lessee or Lessee’s designee. Manager shall make commercially reasonable efforts to provide interim liquor licenses for up to one hundred eighty (180) days to Lessee or Lessee’s designee, provided that Manager may condition such provision on its receipt of market standard fees and a commercially reasonable indemnity from such party with respect to such claims as may arise in connection with the sale of liquor from Hotels.

(j) Without limiting any of the foregoing, Manager shall, for a period of ninety (90) days after such expiration or earlier termination of this Agreement, make itself available at all reasonable times to consult with and advise Lessee or Lessee’s designee regarding the management, operation and maintenance of the Hotels; in such event, Lessee, Owner or the purchaser of the Hotels shall reimburse Manager for all of Manager’s reasonable out-of-pocket costs and expenses incurred during such 90-day period in connection with providing such consulting and advisory services, including, without limitation, the appropriately allocable portion of Manager’s payroll expenses for personnel involved in assisting with such transition.

Section 12.5. Survival. The provisions of Sections 12.3 and 12.4 shall survive the expiration or earlier termination of this Agreement.

ARTICLE XIII

REPRESENTATIONS AND COVENANTS

Section 13.1. Lessee’s Representations. Lessee covenants, represents and warrants as follows: (a) as of the date hereof, Lessee will be the tenant under the Operating Lease with respect to the Hotels and has full power and authority to enter into this Agreement; (b) throughout the term of this Agreement and except as provided in the Operating Lease, Lessee will pay, keep, observe and perform all payments, terms, covenants, conditions and obligations under any lease or other concession and any real estate taxes or assessments covering or affecting the Hotels; (c) the execution of this Agreement is permitted by the Articles of Incorporation, By-Laws or other organizational documents of Lessee and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Lessee; (d) there is no claim, litigation, proceeding or governmental investigation pending, or as far as is known to Lessee, threatened, against or relating to Lessee, the properties or business of Lessee or the transactions contemplated by this Agreement that does, or may reasonably be expected to, materially and adversely affect the ability of Lessee to enter into this Agreement or to carry out its obligations under this Agreement; and (e) neither the consummation of the actions contemplated by this Agreement on the part of Lessee to be performed, or the fulfillment of the terms, conditions and provisions of this Agreement, conflicts with or will result in the breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, instrument or undertaking to which Lessee is a party or by which it is bound.

Section 13.2. Manager’s Representations. Manager covenants, represents and warrants as follows: (a) the execution of this Agreement is permitted by the limited liability company agreement or other organizational documents of Manager and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Manager enforceable in accordance with its terms; (b) there is no claim, litigation, proceedings or governmental investigation pending, or as far as is known to Manager, threatened, against or relating to Manager, the properties or business of Manager or the transactions contemplated by this Agreement that does, or may reasonably be expected to, materially and adversely affect the ability of Manager to enter into this Agreement; (c) neither the consummation of the actions contemplated by this Agreement on the part of Manager to be performed, nor the fulfillment of the terms, conditions and provisions of this Agreement, conflicts with or will result in the breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, instrument or undertaking to which Manager is a party or by which it is bound; and (d) Manager shall at all times qualify as an “eligible independent contractor” as defined in Section 856(d)(9) of the Code; and (e) subject to obtaining Lender’s consent to the extent required under the Loan Agreement and so long as any amounts under the Loan are outstanding, this Agreement shall be modified in the event that it is reasonably determined by the Owners under the Operating Lease that the terms of this Agreement cause the Rent (as defined in the Operating Lease) to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code; provided however, no such modification shall affect the amount of the Management Fee or the practical realization of the rights and benefits of Manager hereunder.

Section 13.3. Manager’s Covenants. From the Management Commencement Date until the Expiration Date or earlier termination of this Agreement, Manager covenants that it shall satisfy the following requirements: (a) Manager shall not permit wagering activities to be conducted at or in connection with the Hotels by any Person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with the Hotels; (b) Manager shall not own, actually or constructively (within the meaning of Section 856(d)(5) of the Code), more than thirty-five percent (35%) of the shares of beneficial interest of ESH Hospitality; (c) no more than thirty-five percent (35%) of the ownership interest in Manager’s outstanding stock, membership interests, assets or net profits shall be owned, actually or constructively (within the meaning of Section 856(d)(5) of the Code), by one or more persons owning, actually or constructively (within the meaning of Section 856(d)(5) of the Code), thirty-five percent (35%) or more of the outstanding shares of beneficial interest of ESH Hospitality; (d) Manager shall not sublet the Hotels or enter into any similar arrangement on any basis such that the rental or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the net income or profits derived by the business activities of the sublessee or (ii) any other formula such that any portion of the rent would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (e) Manager shall operate the Hotels such that each Hotel qualifies as a “qualified lodging facility” as defined in Section 856(d)(9)(D) of the Code; and (f) Manager shall be (or shall be related, within the meaning of Section 856(d)(9)(F) of the Code, to a person that is) actively engaged in the trade or business of operating “qualified lodging facilities” (within the meaning of Section 856(d)(9)(D) of the Code) for a Person who is not a “related person” (within the meaning of Section 856(d)(9)(F) of the Code) with respect to ESH Hospitality or Lessee.

ARTICLE XIV

ASSIGNMENT

Neither party shall assign or transfer or permit the assignment of transfer of this Agreement without the prior written consent of the other. In the event of consent by either party to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by either Lessee or Manager of its interest in this Agreement shall not relieve Lessee or Manager, as the case may be, from their respective obligations hereunder unless the assignee accepts full responsibility for performance of the same.

ARTICLE XV

CONFIDENTIALITY

The matters set forth in this Agreement are strictly confidential and Lessee and Manager will make every reasonable effort to ensure that the information is not disclosed to any person or entities (including the press) other than those persons or entities needed to carry out the provisions of this Agreement without first consulting with and obtaining the consent of the other party, which consent shall not be unreasonably withheld. The provisions of this Article XV shall survive the expiration or earlier termination of this Agreement.

ARTICLE XVI

INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 16.1. Lessee’s Indemnification. Lessee shall hold harmless, indemnify and defend Manager and its Affiliates and their respective agents, employees, officers, directors and shareholders from and against all claims (administrative or judicial), damages, losses and expenses (including, but not limited to, attorneys’ fees for pre-trial, trial and appellate proceedings, accounting fees, appraisal fees and consulting and expert witness fees) arising out of or resulting from Manager’s activities performed pursuant to this Agreement, any franchise agreement, any past or future building code or life/safety code violations, and injury to person(s) and damage to property or business by reason of any cause whatsoever in and about the Hotels or elsewhere, and any requirement or award relating to course of employment, working conditions, wages and/or compensation of employees or former employees at the Hotels, unless such injury or damage is caused by the gross negligence or willful misconduct or fraud on the part of Manager, its agents, employees, representatives or independent contractors or by any breach of Manager’s obligations under this Agreement. Lessee’s foregoing indemnification obligation to indemnify Manager and its Affiliates shall extend to any claims between Lessee and Manager or its Affiliates arising out of this Agreement or otherwise. Any indemnification shall apply regardless of whether or not said claim, damage, loss or expense is covered by insurance as herein provided.

Section 16.2. Manager’s Indemnification. Manager shall hold harmless, indemnify and defend Lessee and its Affiliates, and their respective agents, employees, officers, directors and shareholders, from and against all claims (administrative or judicial), damages, losses and expenses (including, but not limited to, attorneys’ fees for pre-trial, trial and appellate proceedings accounting fees, appraisal fees and consulting and expert witness fees) arising out of or resulting from Manager’s gross negligence, willful misconduct or fraud or from Manager’s breach of its obligations under this Agreement. Manager’s foregoing indemnification obligation to indemnify Lessee and its Affiliates shall extend to any claims between Manager and Lessee or its Affiliates arising out of this Agreement or otherwise. Any indemnification shall apply regardless of whether or not said claim, damage, loss or expense is covered by insurance as herein provided.

Section 16.3. Indemnification Procedure. Upon the occurrence of an event giving rise to indemnification, the party seeking indemnification shall notify the other party hereto and provide the other party hereto with copies of any documents reflecting the claim, damage, loss or expense. The party seeking indemnification is entitled to engage such attorneys and other persons to defend against the claim, damage, loss or expense, as it may choose. The party providing indemnification shall pay the reasonable charges and expenses of such attorneys and other persons on a current basis within 20 days of submission of invoices or bills. Except as otherwise provided in the Operating Lease, if any claim, lawsuit or action (administrative or judicial) is maintained against Manager, Lessee or the Hotels due to allegations or actions arising prior to the Management Commencement Date and Manager had no involvement with the Hotels prior to such date, Lessee shall bear full and complete responsibility for the defense of Lessee and Manager, specifically including all legal fees and necessary and attendant expenses for the vigorous defense and representation of the interests of Manager (for pre-trial, trial and appellate proceedings) and Lessee. Lessee shall support and pay for all legal fees and representations necessary to remove Manager from any claim, action (administrative or judicial), or lawsuit covered by the immediately preceding sentence.

Section 16.4. Good Faith Judgment. To the extent that any provision of this Agreement leaves something to the discretion of Manager, Manager will not be liable for any action taken by Manager in the exercise of its discretion as long as in exercising such discretion, Manager was using its good faith judgment.

Section 16.5. Survival. The provisions of this Article XVI shall survive the expiration or earlier termination of this Agreement.

ARTICLE XVII

MISCELLANEOUS

Section 17.1. Severability. In the event that any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship to Manager or Lessee or constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Agreement. The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

Section 17.2. No Partnership. The relationship of Lessee and Manager shall be that of principal and independent contractor. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between Lessee and Manager or their respective Affiliates or successors in interest. In the performance of its duties in the management and operation of the Hotels, Manager shall act solely as an independent contractor. It is expressly covenanted that this Agreement is no more than an agreement for the rendering of services by Manager on behalf of Lessee in the operation and management of the Hotels. Manager shall not be Lessee’s fiduciary, nor shall Manager owe Lessee a fiduciary duty.

Section 17.3. Meetings. Lessee and Manager shall meet with each other from time to time so that Manager and Lessee may discuss the status of operations and future plans, recommendations and projections. The meetings will be held at mutually convenient dates and locations.

Section 17.4. Consents. Except as herein otherwise provided, whenever in this Agreement the consent or approval of Lessee or Manager is required, such consent or approval shall not be unreasonably withheld or delayed. Such consent or approval shall be in writing only and shall be duly executed by an authorized officer or agent of the party granting such consent or approval.

Section 17.5. Applicable Law. This Agreement shall be construed under, and governed in accordance with, the laws of the State of New York.

Section 17.6. Successors Bound. This Agreement shall be binding upon and inure to the benefit of Lessee, its successors and assigns, and shall be binding and inure to the benefit of Manager and its permitted assigns.

Section 17.7. Headings. Headings of Articles and Sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular Articles or Sections to which they refer.

Section 17.8. Incorporation of Recitals. The recitals set forth in the preamble of this Agreement are hereby incorporated into this Agreement as if fully set forth herein.

Section 17.9. Notices. Notices, statements and other communications to be given under the terms of this Agreement shall be in writing and (a) delivered by hand against receipt, (b) sent by certified or registered mail or by Federal Express or other similar overnight mail service, return receipt requested or (c) sent by telecopier (with answer back acknowledged), (or at such other address as from time to time designated by the party receiving the notice):

If to Lessee:	c/o Centerbridge Partners, L.P.
375 Park Avenue
New York, New York 10152
Attention: William D. Rahm
Facsimile No.: (212) 672-5001
Attention: General Counsel and Scott Hopson
Facsimile No.: (212) 672-4501 and (212) 672-4526

and to:	c/o Paulson & Co. Inc.
1251 Avenue of the Americas, 50th Floor
New York, New York 10020
Attention: Michael Barr
Facsimile No.: (212) 351-5892
Attention: General Counsel
Facsimile No.: (212) 977-9505

and to:	c/o The Blackstone Group
345 Park Avenue
New York, New York 10154
Attention: A.J. Agarwal
Facsimile No.: (212) 583-5725
Attention: General Counsel
Facsimile No.: (646) 253-8983

If to Manager:	100 Dunbar Street
Spartanburg, South Carolina 29306
Attention: President
Facsimile No.: (864) 573-2090
Attention: General Counsel
Facsimile No.: (864) 573-1665

Section 17.10. Entire Agreement; Amendments. This Agreement, together with other writings signed by the parties hereto expressly stated to be supplementing this Agreement and together with any instruments to be executed and delivered pursuant to this Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended, modified or changed only by a writing signed by the parties hereto.

Section 17.11. Manager’s Authority Limited. Manager’s authority shall be derived wholly from this Agreement, and Manager has no authority to act for or represent Lessee except as herein specified.

Section 17.12. Exclusive Compensation. The payments to be made to Manager hereunder shall be in lieu of all other or further compensation or commissions of any nature whatsoever for the services described herein and this Agreement shall be considered as a special agreement between the parties hereto covering the appointment and compensation of Manager to the exclusion of any other method of compensation unless otherwise agreed to in writing.

Section 17.13. Property Rights. This Agreement and the rights created hereunder are personal to Lessee and Manager and shall not create in favor of Manager any property rights in the Hotels.

Section 17.14. Attorneys’ Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable costs and expenses, including without limitation, attorneys’ fees.

Section 17.15. Complimentary/Discount Policies. Manager will be permitted to provide customary gratuitous accommodations, services and amenities to such employees and representatives of Manager visiting the Hotels in accordance with Manager’s normal policies, provided that such employees shall in no way displace the Hotels’ third-party business.

Section 17.16. No Third Party Beneficiary. Nothing herein contained shall be understood or construed to create or grant any third party benefits, rights or property interests unless the person claiming such rights is expressly identified herein and the rights claimed are expressly set forth herein. Notwithstanding the foregoing, it is acknowledged and agreed that the Licensor is an intended third-party beneficiary of Section 3.12.

Section 17.17. REOC. The parties acknowledge that Lessee is a direct or indirect controlled subsidiary of an entity, Parent, that is intended to qualify as a “real estate operating company” (a “REOC”) within the meaning of the U.S. Department of Labor plan assets regulation (Section 2510.3-101, Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations) and that it is intended that Lessee will have the rights, pursuant to this Agreement, as would be reasonably necessary to result in the qualification of Parent as a REOC. Without limiting the generality of the foregoing, notwithstanding any other provision of this Agreement, without prejudice to the other rights provided to Lessee under this Agreement, Manager agrees to: (i) permit Lessee and Parent to visit and inspect the Hotels and inspect and copy the books and records of Manager, at such times as Lessee shall reasonably request; (ii) periodically (at least quarterly) provide Lessee and Parent with information and reports regarding Manager’s operation and management of the Hotels and the performance of its duties under this Agreement and with respect to renovations, alterations, general maintenance, repairs and development activities that Manager has engaged in or intends to engage in with respect to the Hotels and their surroundings; (iii) periodically (at least quarterly) consult with Lessee and Parent in advance with respect to any significant leasing, management and development matters, as appropriate, including, without limitation, with respect to matters relating to renovations, alterations, general maintenance, repairs and development activities with respect to the Hotels and their surroundings and the management, participatory and development rights retained by Lessee under this Agreement; and (iv) to provide Lessee and Parent with such other rights as may reasonably be determined by Lessee to be necessary to enable Parent to qualify as a REOC, provided the rights described in clauses (i)-(iv) above do not materially adversely affect (X) Manager’s ability to perform its duties under this Agreement or the economic benefits enjoyed by Manager under this Agreement or (Y) the status of ESH Hospitality as a real estate investment trust under the Code. Manager agrees to consider, in good faith, the recommendations of Lessee in connection with the matters on which it is consulted as described above.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

LESSEE:

ESA P PORTFOLIO OPERATING LESSEE INC., a Delaware corporation

By:

	Name:	William D. Rahm
	Title:	Vice President and Secretary

MANAGER:

HVM L.L.C., a Delaware limited liability company

By:	HVM Manager 2 LLC, a Delaware limited liability company, its manager

By:

		Name:	Ty Wallach
		Title:	Vice President and Secretary

[Signature page to Management Agreement – ESA P Portfolio Operating Lessee Inc.]

SCHEDULE A

HOTELS

(see attached)

Site #	Address	Owner
None	812 Barrow Street, Anchorage, AK	ESA P Portfolio L.L.C.
9853	700 East 34th Avenue, Anchorage, AK	ESA P Portfolio L.L.C.
9857	108 East 8th Avenue, Anchorage, AK	ESA P Portfolio L.L.C.
9858	4580 Old Airport Way, Fairbanks, AK	ESA P Portfolio L.L.C.
9859	1800 Shell Simmons Drive, Juneau, AK	ESA P Portfolio L.L.C.
23	5115 Carmichael Rd., Montgomery, AL	ESA P Portfolio L.L.C.
25	101 Cahaba Park Cir., Birmingham, AL	ESA P Portfolio L.L.C.
27	40 State Farm Pkwy., Birmingham, AL	ESA P Portfolio L.L.C.
123	4751 Governor’s House Dr., Huntsville, AL	ESA P Portfolio L.L.C.
124	2491 Eastern Blvd, Montgomery, AL	ESA P Portfolio L.L.C.
155	508 Spring Hill Plaza Ct., Mobile, AL	ESA P Portfolio L.L.C.
9600	12 Perimeter Park South, Birgmingham, AL	ESA P Portfolio L.L.C.
51	10800 Kanis Road, Little Rock, AR	ESA P Portfolio L.L.C.
145	600 Hardin Road, Little Rock, AR	ESA P Portfolio L.L.C.
6110	5000 Luvene Avenue, Springdale, AR	ESA P Portfolio L.L.C.
316	3421 E. Elwood St., Phoenix, AZ	ESA P Portfolio L.L.C.
317	455 W. Baseline Rd., Mesa, AZ	ESA P Portfolio L.L.C.
414	7345 W. Bell Rd., Peoria, AZ	ESA P Portfolio L.L.C.
851	4861 W. McDowell Rd, Phoenix	ESA P Portfolio L.L.C.
902	14245 S. 50th St., Phoenix, AZ	ESA P Portfolio L.L.C.
942	15501 N. Scottsdale Rd, Scottsdale AZ	ESA P Portfolio L.L.C.

Site #	Address	Owner
977	5050 E. Grant Rd, Tucson, AZ	ESA P Portfolio L.L.C.
979	4800 S. Butterfield Dr., Tucson, AZ	ESA P Portfolio L.L.C.
8515	20827 N. 27th Ave, Phoenix, AZ	ESA P Portfolio L.L.C.
9601	1920 W. Isabella, Mesa, AZ	ESA P Portfolio L.L.C.
9602	2102 West Dunlap Avenue, Phoenix, AZ	ESA P Portfolio L.L.C.
9603	2165 West 15th Street, Tempe, AZ	ESA P Portfolio L.L.C.
9604	3560 North Marshall Way, Scottsdale, AZ	ESA P Portfolio L.L.C.
9800	217 W. Osborn Rd, Phoenix, AZ	ESA P Portfolio L.L.C.
9801	5035 E. Chandler Blvd, Phoenix, AZ	ESA P Portfolio L.L.C.
9802	11211 N. Black Canyon Hwy, Phoenix, AZ	ESA P Portfolio L.L.C.
9803	4357 East Oak St, Phoenix, AZ	ESA P Portfolio L.L.C.
9837	5235 N. 16th St., Phoenix, AZ	ESA P Portfolio L.L.C.
9838	10660 N. 69th St., Scottsdale, AZ	ESA P Portfolio L.L.C.
150	5375 Farwell Place, Fremont, CA	ESA P Portfolio L.L.C.
308	18602 S Vermont Ave, Gardena, CA	ESA P Portfolio L.L.C.
309	1000 Lead Hill Blvd, Roseville, CA	ESA P Portfolio L.L.C.
355	14775 Firestone Blvd, La Mirada, CA	ESA P Portfolio L.L.C.
356	3525 Torrance Blvd, Torrance, CA	ESA P Portfolio L.L.C.
361	3220 Buskirk Ave, Pleasant Hill, CA	ESA P Portfolio L.L.C.
396	20251 Lake Forest Dr, Lake Forest, CA	ESA P Portfolio L.L.C.
421	11299 Point East Dr, Rancho Cordova, CA	ESA P Portfolio L.L.C.

1

Site #	Address	Owner
486	7135 N. Fresno St, Fresno, CA	ESA P Portfolio L.L.C.
494	5050 Skylab West Circle, Huntington Beach, CA	ESA P Portfolio L.L.C.
854	24940 W. Pico Canyon Road, Stevenson, CA	ESA P Portfolio L.L.C.
857	5355 Farwell Place, Fremont, CA	ESA P Portfolio L.L.C.
898	1000 Hillview Court, Milpitas, CA	ESA P Portfolio L.L.C.
903	10721 White Rock Rd, Rancho Cordova, CA	ESA P Portfolio L.L.C.
911	3990 East Inland Empire Blvd, Ontario, CA	ESA P Portfolio L.L.C.
916	401 E Santa Clara St, Arcadia, CA	ESA P Portfolio L.L.C.
919	3318 California Ave, Bakersfield, CA	ESA P Portfolio L.L.C.
931	2380 Nissen Drive, Livermore, CA	ESA P Portfolio L.L.C.
932	4105 E. Willow St, Long Beach, CA	ESA P Portfolio L.L.C.
936	3825 Rosin Court, Sacramento, CA	ESA P Portfolio L.L.C.
939	2100 Harvard Street, Sacramento, CA	ESA P Portfolio L.L.C.
951	3190 Vista Way, Oceanside, CA	ESA P Portfolio L.L.C.
974	601 W. Bonita Ave, San Dimas, CA	ESA P Portfolio L.L.C.
976	2600 Corby Ave, Santa Rosa, CA	ESA P Portfolio L.L.C.
981	4870 Calle Real, Santa Barbara, CA	ESA P Portfolio L.L.C.
8523	19200 Harborgate Way, Torrance, CA	ESA P Portfolio L.L.C.
8525	3460 West Shaw Avenue, Fresno, CA	ESA P Portfolio L.L.C.
8546	605 Jarvis Drive, Morgan Hill, CA	ESA P Portfolio L.L.C.
8561	1260 South Loop Rd, Alameda, CA	ESA P Portfolio L.L.C.

Site #	Address	Owner
8573	2087 Hotel Circle South, San Diego, CA	ESA P Portfolio L.L.C.
8574	4500 Dublin Blvd, Dublin, CA	ESA P Portfolio L.L.C.
8580	20205 Ventura Blvd, Woodland, CA	ESA P Portfolio L.L.C.
8581	6531 S. Sepulveda Blvd, Los Angeles, CA	ESA P Portfolio L.L.C.
8584	100 Fountain Grove Pkwy, Santa Rosa, CA	ESA P Portfolio L.L.C.
8594	31950 Dyer St, Union City, CA	ESA P Portfolio L.L.C.
8621	1350 Marina Village Pkwy, Alameda, CA	ESA P Portfolio L.L.C.
8644	3650 Mandela Pkwy, Emeryville, CA	ESA P Portfolio L.L.C.
8654	46312 Mission Blvd, Fremont, CA	ESA P Portfolio L.L.C.
8718	2131 Gold Street, San Jose, CA	ESA P Portfolio L.L.C.
8722	6199 San Ignacio Avenue, San Jose, CA	ESA P Portfolio L.L.C.
8724	3170 Garrity Way, Richmond, CA	ESA P Portfolio L.L.C.
8738	1742 S. Clementine Street, Anaheim, CA	ESA P Portfolio L.L.C.
8743	2100 Camino Ramon, San Ramon, CA	ESA P Portfolio L.L.C.
8747	6189 San Ignacio Avenue, San Jose, CA	ESA P Portfolio L.L.C.
8750	4881 Birch St., Newport Beach, CA	ESA P Portfolio L.L.C.
8754	2200 Empire Ave, Burbank, CA	ESA P Portfolio L.L.C.
8787	3860 Murphy Canyon Road, San Diego, CA	ESA P Portfolio L.L.C.
8794	2844 W. March Lane, Stockton, CA	ESA P Portfolio L.L.C.
8795	799 Orange Drive, Vacaville, CA	ESA P Portfolio L.L.C.
8806	120 Sem Lane, Belmont, CA	ESA P Portfolio L.L.C.

2

Site #	Address	Owner
8808	1635 W. Katella Ave., Orange, CA	ESA P Portfolio L.L.C.
8821	22711 Oakcrest Circle, Yorba Linda, CA	ESA P Portfolio L.L.C.
8828	1400 E. Tahquitz Canyon Way, Palm Springs, CA	ESA P Portfolio L.L.C.
8831	1050 Grand Avenue, Carlsbad, CA	ESA P Portfolio L.L.C.
8844	27622 Jefferson Ave., Temecula, CA	ESA P Portfolio L.L.C.
8850	1031 N. Pacificenter Drive, Anaheim, CA	ESA P Portfolio L.L.C.
8852	4325 Corporate Center Ave, Chino, CA	ESA P Portfolio L.L.C.
8855	2498 Steams St., Simi Valley, CA	ESA P Portfolio L.L.C.
8863	2201 Longport Court, Elk Grove	ESA P Portfolio L.L.C.
8881	2526 Pavilion Pkwy., Tracy, CA	ESA P Portfolio L.L.C.
8916	1019 Oliver Rd, Fairfield, CA	ESA P Portfolio L.L.C.
8931	401 E. Albertoni St., Carson, CA	ESA P Portfolio L.L.C.
8986	795 Stillwater Rd, W. Sacramento, CA	ESA P Portfolio L.L.C.
9011	19325 Londelius St., Northridge, CA	ESA P Portfolio L.L.C.
9605	46080 Fremont Blvd, Fremont, CA	ESA P Portfolio L.L.C.
9606	330 Cypress Drive / 850 Bellew Drive, Milpitas, CA	ESA P Portfolio L.L.C.
9607	190 East El Camino Real, Mountain View, CA	ESA P Portfolio L.L.C.
9608	2810 Gateway Oaks Drive, Sacramento, CA	ESA P Portfolio L.L.C.
9609	3 Circle Star Way, San Carlos, CA	ESA P Portfolio L.L.C.
9610	1560 North First Street, San Jose, CA	ESA P Portfolio L.L.C.

Site #	Address	Owner
9611	1830 Gateway Drive, San Mateo, CA	ESA P Portfolio L.L.C.
9612	18000 San Ramon Valley Blvd, San Ramon, CA	ESA P Portfolio L.L.C.
9613	1255 Orleans Drive, Sunnyvale, CA	ESA P Portfolio L.L.C.
9614	1377 W Glenoaks Blvd, Glendale, CA	ESA P Portfolio L.L.C.
9615	1910 E Mariposa Ave, El Segundo, CA	ESA P Portfolio L.L.C.
9616	930 S Fifth Ave, Monrovia, CA	ESA P Portfolio L.L.C.
9617	3995 Carson St, Torrance, CA	ESA P Portfolio L.L.C.
9618	3050 E. Imperial Highway, Brea, CA	ESA P Portfolio L.L.C.
9619	5990 Corporate Avenue, Cypress, CA	ESA P Portfolio L.L.C.
9620	30 Technology Dr, Irvine, CA	ESA P Portfolio L.L.C.
9621	9880 Pacific Heights Boulevard, San Diego, CA	ESA P Portfolio L.L.C.
9622	7444 Mission Valley Road, San Diego, CA	ESA P Portfolio L.L.C.
9839	4555 Chabot Drive, Pleasanton, CA	ESA P Portfolio L.L.C.
9840	55 E. Brokaw Road, San Jose, CA	ESA P Portfolio L.L.C.
9854	3600 Chester Lane, Bakersfield, CA	ESA P Portfolio L.L.C.
9855	1775 Francisco Blvd, San Rafael, CA	ESA P Portfolio L.L.C.
307	9604 E. Easter Ave, Englewood, CO	ESA P Portfolio L.L.C.
311	5855 Corporate Dr, Colorado Springs, CO	ESA P Portfolio L.L.C.
885	4850 Leetsdale Dr, Glendale, CO	ESA P Portfolio L.L.C.
901	7393 W Jefferson Ave, Lakewood, CO	ESA P Portfolio L.L.C.

3

Site #	Address	Owner
994	715 Kipling St, Lakewood, CO	ESA P Portfolio L.L.C.
7502	3490 Afternoon Circle, Colorado Springs, CO	ESA P Portfolio L.L.C.
7508	8750 Grant St, Thornton, CO	ESA P Portfolio L.L.C.
7513	3705 N Chambers Rd., Aurora, CO	ESA P Portfolio L.L.C.
7527	1291 W. 120th Ave, Westminster, CO	ESA P Portfolio L.L.C.
7568	8752 S Yosemite St, Lone Tree, CO	ESA P Portfolio L.L.C.
9623	13941 East Harvard Avenue, Aurora, CO	ESA P Portfolio L.L.C.
9624	4444 Leetsdale Drive, Glendale, CO	ESA P Portfolio L.L.C.
9625	9253 E. Costilla Avenue, Greenwood Village, CO	ESA P Portfolio L.L.C.
9626	9650 East Geddes Avenue, Englewood, CO	ESA P Portfolio L.L.C.
9627	4885 South Quebec Street, Denver, CO	ESA P Portfolio L.L.C.
9804	14095 E. Evans Ave, Aurora, CO	ESA P Portfolio L.L.C.
9805	5200 S. Quebec St, Greenwood Village, CO	ESA P Portfolio L.L.C.
1015	1 Batterson Park Rd., Farmington, CT	ESA P Portfolio L.L.C.
1116	340 Tolland Tpke., Manchester, CT	ESA P Portfolio L.L.C.
1122	366 Bee St., Meriden, CT	ESA P Portfolio L.L.C.
9628	400 Main Ave, Norwalk, CT	ESA P Portfolio L.L.C.
9629	945 Bridgeport Ave, Shelton, CT	ESA P Portfolio L.L.C.
9630	333 Continental Drive, Newark, DE	ESA P Portfolio L.L.C.
60	1950 Raymond Diehl Rd, Tallahassee, FL	ESA P Portfolio L.L.C.
174	6451 Westwood Blvd., Orlando, FL	ESA P Portfolio L.L.C.

Site #	Address	Owner
302	809 Bloodworth Lane, Pensacola, FL	ESA P Portfolio L.L.C.
303	3089 Executive Drive, Clearwater, FL	ESA P Portfolio L.L.C.
328	1200 FAU Research Park Blvd, Deerfield Beach, FL	ESA P Portfolio L.L.C.
381	3600 SW 42nd St, Gainesville, FL	ESA P Portfolio L.L.C.
789	12242 Morris Bridge Rd., Temple Terrace, FL	ESA P Portfolio L.L.C.
869	5851 N. Andrews Ave Ext., Fort Lauderdale, FL	ESA P Portfolio L.L.C.
884	6961 Lenoir Ave, Jacksonville, FL	ESA P Portfolio L.L.C.
1510	3031 West Commercial Blvd., Fort Lauderdale, FL	ESA P Portfolio L.L.C.
1546	12358 E. Colonial Drive, Orlando, FL	ESA P Portfolio L.L.C.
1559	1413 Prudential Dr., Jacksonville, FL	ESA P Portfolio L.L.C.
1561	1450 SE 17th Street Causeway, Fort Lauderdale, FL	ESA P Portfolio L.L.C.
1563	6001 NW 6th Way, Fort Lauderdale, FL	ESA P Portfolio L.L.C.
1564	255 Bill France Blvd, Daytona Beach, FL	ESA P Portfolio L.L.C.
1565	4699 Lenoir Ave S., Jacksonville, FL	ESA P Portfolio L.L.C.
1567	1701 Evans Road, Melbourne, FL	ESA P Portfolio L.L.C.
1568	700 Northpoint Parkway, West Palm Beach, FL	ESA P Portfolio L.L.C.
1569	4811 Memorial Highway, Tampa, FL	ESA P Portfolio L.L.C.
1577	5610 Vineland Road, Orlando, FL	ESA P Portfolio L.L.C.
1600	8655 NW 21 Terrace, Miami, FL	ESA P Portfolio L.L.C.
1613	5620 Major Blvd., Orlando, FL	ESA P Portfolio L.L.C.

4

Site #	Address	Owner
1618	1760 Pembrook Drive, Orlando, FL	ESA P Portfolio L.L.C.
1619	1036 Greenwood Blvd., Lake Mary, FL	ESA P Portfolio L.L.C.
1623	7755 SW 6 h Street, Fort Lauderdale, FL	ESA P Portfolio L.L.C.
1632	1776 Pembrook Drive, Orlando, FL	ESA P Portfolio L.L.C.
1639	6443 Westwood Blvd., Orlando, FL	ESA P Portfolio L.L.C.
1740	3640 SW 22nd Street, Miami, FL	ESA P Portfolio L.L.C.
1760	298 SW 15th Road, Miami, FL	ESA P Portfolio L.L.C.
1762	7750 NW 25th Street, Miami, FL	ESA P Portfolio L.L.C.
1805	4312 W. Spruce Street, Tampa, FL	ESA P Portfolio L.L.C.
9631	8300 Western Way, Jacksonville, FL	ESA P Portfolio L.L.C.
9632	4693 Salisbury Road, Jacksonville, FL	ESA P Portfolio L.L.C.
9633	10020 Skinner Lake Drive, Jacksonville, FL	ESA P Portfolio L.L.C.
9634	302 Northlake Blvd., Altamonte, FL	ESA P Portfolio L.L.C.
9635	1040 Greenwood Blvd, Lake Mary, FL	ESA P Portfolio L.L.C.
9636	4101 Equity Row, Orlando, FL	ESA P Portfolio L.L.C.
9637	501 NW 77th Street, Boca Raton, FL	ESA P Portfolio L.L.C.
9640	6605 NW 7th Street, Miami, FL	ESA P Portfolio L.L.C.
9641	101 Fairway Drive, Miami Springs, FL	ESA P Portfolio L.L.C.
9806	8801 Perimeter Park Blvd, Jacksonville, FL	ESA P Portfolio L.L.C.
9807	1805 N. Westshore Blvd, Tampa, FL	ESA P Portfolio L.L.C.
9808	1401 S.W. 15th St, Pompano Beach, FL	ESA P Portfolio L.L.C.

Site #	Address	Owner
9809	8687 Commodity Circle, Orlando, FL	ESA P Portfolio L.L.C.
9810	1951 Summit Tower Blvd, Orlando, FL	ESA P Portfolio L.L.C.
9841	8750 Universal Blvd., Orlando, FL	ESA P Portfolio L.L.C.
9842	8100 Palm Pkwy., Orlando, FL	ESA P Portfolio L.L.C.
9863	4615 Opa-Locka Lane, Destin, FL	ESA P Portfolio L.L.C.
38	7065 Jimmy Carter Blvd., Norcross, GA	ESA P Portfolio L.L.C.
42	3331 Old Milton Pkwy, Alpharetta, GA	ESA P Portfolio L.L.C.
61	3316 Busbee Dr., Kennesaw, GA	ESA P Portfolio L.L.C.
63	3980 Riverside Dr., Macon, GA	ESA P Portfolio L.L.C.
65	2474 Cumberland Pk SE, Atlanta, GA	ESA P Portfolio L.L.C.
102	5020 Armour Rd, Columbus, GA	ESA P Portfolio L.L.C.
373	3115 Clairmont Rd., Atlanta, GA	ESA P Portfolio L.L.C.
382	1967 Leland Dr., Marietta, GA	ESA P Portfolio L.L.C.
788	3430 Venture Pkwy, Duluth, GA	ESA P Portfolio L.L.C.
990	1051 Canton Rd., Marietta, GA	ESA P Portfolio L.L.C.
991	6295 Jimmy Carter Blvd., Norcross, GA	ESA P Portfolio L.L.C.
992	200 Lawrenceville St., Norcross, GA	ESA P Portfolio L.L.C.
993	6231 Hwy 85, Riverdale, GA	ESA P Portfolio L.L.C.
996	474 W. Pike St., Lawrenceville, GA	ESA P Portfolio L.L.C.
1501	1950 Rock Mill Rd., Alpharetta, GA	ESA P Portfolio L.L.C.
1502	2265 Mt. Zion Pkwy, Morrow, GA	ESA P Portfolio L.L.C.

5

Site #	Address	Owner
1550	3000 George Busbee Pkwy, Kennesaw, GA	ESA P Portfolio L.L.C.
1595	905 Crestline Pkwy, Atlanta, GA	ESA P Portfolio L.L.C.
1664	1721 Rollins Way, Columbus, GA	ESA P Portfolio L.L.C.
1796	5511 Abercom St, Savannah, GA	ESA P Portfolio L.L.C.
9646	3103 Sports Ave., Smyrna, GA	ESA P Portfolio L.L.C.
9649	1050 Hammond Dr., Atlanta, GA	ESA P Portfolio L.L.C.
9650	2239 Powers Ferry Rd., Marietta, GA	ESA P Portfolio L.L.C.
9811	2225 Interstate N. Parkway, SE	ESA P Portfolio L.L.C.
9812	3329 Old Milton Parkway, Alpharetta, GA	ESA P Portfolio L.L.C.
9843	3967 Peachtree Road, Atlanta, GA	ESA P Portfolio L.L.C.
9844	2010 Powers Ferry Road, Atlanta, GA	ESA P Portfolio L.L.C.
9845	6330 Peachtree Dunwoody Rd. NE, Atlanta, GA	ESA P Portfolio L.L.C.
9856	3390 Venture Parkway, Duluth, GA	ESA P Portfolio L.L.C.
57	2701 Westown Pkwy, West Des Moines, IA	ESA P Portfolio L.L.C.
3503	3940 114th Street, Urbandale, IA	ESA P Portfolio L.L.C.
828	2500 S Vista Ave., Boise, ID	ESA P Portfolio L.L.C.
55	747 N Bell School Road, Rockford, IL	ESA P Portfolio L.L.C.
153	1525 Busch Parkway, Buffalo Grove, IL	ESA P Portfolio L.L.C.
510	3150 Finley Rd., Downers Grove, IL	ESA P Portfolio L.L.C.
525	1181 Rohlwing Rd, Itasca, IL	ESA P Portfolio L.L.C.

Site #	Address	Owner
530	2400 Golf Road, Rolling Meadows, IL	ESA P Portfolio L.L.C.
532	15 W. 122nd S. Frontage Rd, Burr Ridge, IL	ESA P Portfolio L.L.C.
541	550 West Grand Ave., Elmhurst, IL	ESA P Portfolio L.L.C.
640	5724 Northridge Dr, Gurnee, IL	ESA P Portfolio L.L.C.
660	1575 Bond St., Naperville, IL	ESA P Portfolio L.L.C.
677	1201 E. Touhy Ave., Des Plaines, IL	ESA P Portfolio L.L.C.
752	653 Clark Drive, Rockford, IL	ESA P Portfolio L.L.C.
753	1177 S Northpoint Blvd, Waukegan, IL	ESA P Portfolio L.L.C.
4012	610 W. Marketview Dr, Champaign, IL	ESA P Portfolio L.L.C.
4016	2520 173rd St., Lansing, IL	ESA P Portfolio L.L.C.
4019	154 Regency Park, O’Fallon, IL	ESA P Portfolio L.L.C.
4023	1225 Lakeview Dr., Romeoville, IL	ESA P Portfolio L.L.C.
4030	1200 American Lane, Schaumburg, IL	ESA P Portfolio L.L.C.
4040	260 E. 22nd St., Lombard, IL	ESA P Portfolio L.L.C.
4061	2345 Sokol Ct., Darien, IL	ESA P Portfolio L.L.C.
4063	1207 E. Touhy Ave., Des Plaines, IL	ESA P Portfolio L.L.C.
4082	445 Warrenville Rd., Lisle, IL	ESA P Portfolio L.L.C.
4095	1075 Lake St., Hanover Park, IL	ESA P Portfolio L.L.C.
4096	4575 Frontage Rd., Hillside, IL	ESA P Portfolio L.L.C.
4138	5211 Old Orchard Road, Skokie, IL	ESA P Portfolio L.L.C.
4165	215 N Milwaukee Ave, Vernon Hills, IL	ESA P Portfolio L.L.C.

6

Site #	Address	Owner
4190	2000 N Roselle Rd, Schaumburg, IL	ESA P Portfolio L.L.C.
4194	4306 North Brandywine Dr, Peoria, IL	ESA P Portfolio L.L.C.
4200	1805 S. Veterans Pkwy, Bloomington, IL	ESA P Portfolio L.L.C.
4206	7524 State Road, Bedford Park, IL	ESA P Portfolio L.L.C.
9651	1827 Centre Point Circle, Naperville, IL	ESA P Portfolio L.L.C.
9652	2701 Technology Drive, Lombard, IL	ESA P Portfolio L.L.C.
9653	51 E. State Parkway, Schaumburg, IL	ESA P Portfolio L.L.C.
9654	675 Woodlands Parkway, Vernon Hills, IL	ESA P Portfolio L.L.C.
9655	855 Pasquinelli Drive, Westmont, IL	ESA P Portfolio L.L.C.
11	9750 Lake Shore Drive, Indianapolis, IN	ESA P Portfolio L.L.C.
14	9030 Wesleyan Road, Indianapolis, IN	ESA P Portfolio L.L.C.
35	301 Eagle Crest Drive, Evansville, IN	ESA P Portfolio L.L.C.
36	5810 Challenger Pkwy, Fort Wayne, IN	ESA P Portfolio L.L.C.
48	4715 N. Main Street, Mishawaka, IN	ESA P Portfolio L.L.C.
247	8309 W. Jefferson Blvd, Fort Wayne, IN	ESA P Portfolio L.L.C.
526	1355 E. 83rd Avenue, Merrillville, IN	ESA P Portfolio L.L.C.
4014	2730 Fortune Circle West, Indianapolis, IN	ESA P Portfolio L.L.C.
4031	7940 N. Shadeland Ave, Indianapolis, IN	ESA P Portfolio L.L.C.
4196	5305 N. Main Street, Mishawaka, IN	ESA P Portfolio L.L.C.
9656	8520 Northwest Blvd, Indianapolis, IN	ESA P Portfolio L.L.C.
9813	5350 W. Southern Ave, Indianapolis, IN	ESA P Portfolio L.L.C.

Site #	Address	Owner
9814	9370 Waldemar Rd, Indianapolis, IN	ESA P Portfolio L.L.C.
521	10750 Quivira Road, Overland Park, KS	ESA P Portfolio L.L.C.
995	9775 Lenexa Drive, Lenexa, KS	ESA P Portfolio L.L.C.
6085	9450 E. Corporate Hills Dr, Wichita, KS	ESA P Portfolio L.L.C.
9657	5401 West 110th Street, Overland Park, KS	ESA P Portfolio L.L.C.
9658	6451 East Frontage Road, Merriam, KS	ESA P Portfolio L.L.C.
9815	7201 W. 106th St, Overland Park, KS	ESA P Portfolio L.L.C.
9816	8015 Lenexa Drive, Lenexa, KS	ESA P Portfolio L.L.C.
1	2750 Gribbin Drive, Lexington, KY	ESA P Portfolio L.L.C.
2	3575 Tates Creek Road, Lexington, KY	ESA P Portfolio L.L.C.
4	9801 Bunsen Way, Louisville, KY	ESA P Portfolio L.L.C.
5	1401 Browns Lane, Louisville, KY	ESA P Portfolio L.L.C.
28	200 Meijer Drive, Florence, KY	ESA P Portfolio L.L.C.
295	2650 Wilhite Drive, Lexington, KY	ESA P Portfolio L.L.C.
325	6101 Dutchmans Lane, Louisville, KY	ESA P Portfolio L.L.C.
629	7350 Turfway Road, Florence, KY	ESA P Portfolio L.L.C.
659	650 West 3rd Street, Covington, KY	ESA P Portfolio L.L.C.
9659	1650 Alliant Avenue, Louisville, KY	ESA P Portfolio L.L.C.
985	3070 E. Texas St., Bossier City, LA	ESA P Portfolio L.L.C.
986	104 Mallard Rd., Sulphur, LA	ESA P Portfolio L.L.C.
6000	3300 S. I-10 Service Rd. W, Metairie, LA	ESA P Portfolio L.L.C.

7

Site #	Address	Owner
6002	11140 Boardwalk Dr., Baton Rouge, LA	ESA P Portfolio L.L.C.
6049	807 S. Hugh Wallis Rd, LA	ESA P Portfolio L.L.C.
6166	2300 Veterans Blvd, Kenner, LA	ESA P Portfolio L.L.C.
6169	6250 Corporate Blvd., Baton Rouge, LA	ESA P Portfolio L.L.C.
576	102 Newbury St., Danvers, MA	ESA P Portfolio L.L.C.
1020	180 E. Main St., Westborough, MA	ESA P Portfolio L.L.C.
1023	19 Connector Rd., Westborough, MA	ESA P Portfolio L.L.C.
1028	1910 Andover St., Tewksbury, MA	ESA P Portfolio L.L.C.
1029	20 Rockdale St., Braintree, MA	ESA P Portfolio L.L.C.
1140	280 S. Washington Rd., Norton, MA	ESA P Portfolio L.L.C.
9664	40 South Ave., Burlington, MA	ESA P Portfolio L.L.C.
9665	19 Northborough Road East, Marlborough, MA	ESA P Portfolio L.L.C.
9666	200 Jubilee Dr, Peabody, MA	ESA P Portfolio L.L.C.
9667	52 Fourth Ave., Waltham, MA	ESA P Portfolio L.L.C.
9846	32 Fourth Ave., Waltham, MA	ESA P Portfolio L.L.C.
9847	1800 Computer Drive, Westborough, MA	ESA P Portfolio L.L.C.
9848	831 Main Street, Woburn, MA	ESA P Portfolio L.L.C.
1091	2 Ashley Dr., Scarborough, ME	ESA P Portfolio L.L.C.
58	30125 N. Civic Center Blvd., Warren, MI	ESA P Portfolio L.L.C.
527	11808 Middlebelt Rd., Livonia, MI	ESA P Portfolio L.L.C.
552	32690 Stephenson Hwy, Madison Heights, MI	ESA P Portfolio L.L.C.

Site #	Address	Owner
600	33400 Van Dyke Rd., Sterling Heights, MI	ESA P Portfolio L.L.C.
670	1501 Briarwood Circle Dr., Ann Arbor, MI	ESA P Portfolio L.L.C.
675	1180 Doris Rd., Auburn Hills, MI	ESA P Portfolio L.L.C.
680	21555 Haggerty Rd., Novi, MI	ESA P Portfolio L.L.C.
780	27775 Stansbury Blvd, Farmington Hills, MI	ESA P Portfolio L.L.C.
4013	3747 29th St. S.E., Kentwood, MI	ESA P Portfolio L.L.C.
4038	3265 Boardwalk Dr., Ann Arbor, MI	ESA P Portfolio L.L.C.
4058	39640 Orchard Hill Pl., Novi, MI	ESA P Portfolio L.L.C.
4179	2000 Haggerty Rd., Canton, MI	ESA P Portfolio L.L.C.
4191	30325 Flynn Dr., Romulus, MI	ESA P Portfolio L.L.C.
4192	26250 American Dr., Southfield, MI	ESA P Portfolio L.L.C.
4193	20200 Thirteen Mile Rd., Roseville, MI	ESA P Portfolio L.L.C.
4198	260 Town Center Dr., Dearborn, MI	ESA P Portfolio L.L.C.
9668	3315 University Dr., Auburn Hills, MI	ESA P Portfolio L.L.C.
9669	28500 Northwestern Hwy., Southfield, MI	ESA P Portfolio L.L.C.
9818	2100 Featherstone Rd., Auburn Hills, MI	ESA P Portfolio L.L.C.
733	7956 Lyndale Ave. South, Bloomington, MN	ESA P Portfolio L.L.C.
734	7550 Office Ridge Court, Bloomington, MN	ESA P Portfolio L.L.C.
737	12970 63rd Ave. North, Maple Grove, MN	ESA P Portfolio L.L.C.
745	3384 Norwest Court, Eagan, MN	ESA P Portfolio L.L.C.
3504	2701 Freeway Blvd, Brooklyn Center, MN	ESA P Portfolio L.L.C.

8

Site #	Address	Owner
3508	10020 Hudson Rd, Woodbury, MN	ESA P Portfolio L.L.C.
3527	4700 78th Street West [Vacant Land], Bloomington, MN	ESA P Portfolio L.L.C.
3528	55 Wood Lake Drive, SE, Rochester, MN	ESA P Portfolio L.L.C.
3529	2814 43rd St. NW, Rochester, MN	ESA P Portfolio L.L.C.
9670	3015 Denmark Ave, Eagan, MN	ESA P Portfolio L.L.C.
9671	11905 Technology Drive, Eden Prairie, MN	ESA P Portfolio L.L.C.
16	155 Chapel Ridge Rd, Hazelwood, MO	ESA P Portfolio L.L.C.
18	2030 Craig Rd, St. Louis, MO	ESA P Portfolio L.L.C.
40	3125 Rider Trail South, Earth City, MO	ESA P Portfolio L.L.C.
172	5555 Veterans Memorial Pkwy, St. Peters, MO	ESA P Portfolio L.L.C.
522	11712 N.W. Plaza Circle, Kansas City, MO	ESA P Portfolio L.L.C.
561	550 East 105th Street, Kansas City, MO	ESA P Portfolio L.L.C.
562	14800 East 42nd Street, Independence, MO	ESA P Portfolio L.L.C.
691	6065 N. Lindbergh Blvd, Hazelwood, MO	ESA P Portfolio L.L.C.
700	11827 Lackland Rd, Maryland Heights, MO	ESA P Portfolio L.L.C.
701	1333 E. Kingsley St, Springfield, MO	ESA P Portfolio L.L.C.
6048	4301 N. Corrington Avenue, Kansas City, MO	ESA P Portfolio L.L.C.
6196	2000 W. Business Loop 70, Columbia, MO	ESA P Portfolio L.L.C.
9672	4535 Main Street, Kansas City, MO	ESA P Portfolio L.L.C.
9673	9701 N. Shannon Avenue, Kansas City, MO	ESA P Portfolio L.L.C.

Site #	Address	Owner
9674	11252 Lone Eagle Dr, Bridgeton, MO	ESA P Portfolio L.L.C.
9675	12161 Lackland Rd, St. Louis, MO	ESA P Portfolio L.L.C.
32	800 Ridgewood Rd., Ridgeland, MS	ESA P Portfolio L.L.C.
331	5354 1-5 5N, Jackson, MS	ESA P Portfolio L.L.C.
9862	572 East Beasley Road, Jackson, MS	ESA P Portfolio L.L.C.
7065	4950 Southgate Drive, Billings, MT	ESA P Portfolio L.L.C.
7068	800 River Drive South, Great Falls, MT	ESA P Portfolio L.L.C.
20	5830 Westpark Dr., Charlotte, NC	ESA P Portfolio L.L.C.
21	1705 Stanley Rd., Greensboro, NC	ESA P Portfolio L.L.C.
24	123 East McCullough Dr., Charlotte, NC	ESA P Portfolio L.L.C.
26	600 Weston Pkwy., Cary, NC	ESA P Portfolio L.L.C.
30	921 Wake Towne Drive, Raleigh, NC	ESA P Portfolio L.L.C.
31	2504 North Carolina Highway 54, Durham, NC LEASEHOLD	ESA P Portfolio L.L.C.
106	911 Wake Towne Drive, Raleigh, NC	ESA P Portfolio L.L.C.
127	408 Owen Dr., Fayetteville, NC	ESA P Portfolio L.L.C.
161	2700 Slater Rd, Morrisville, NC	ESA P Portfolio L.L.C.
186	4929 New Centre Dr., Wilmington, NC	ESA P Portfolio L.L.C.
201	3105 Tower Blvd., Durham, NC	ESA P Portfolio L.L.C.
206	6035 Nations Ford Road, Charlotte, NC	ESA P Portfolio L.L.C.
231	6 Kenilworth Knoll, Asheville, NC	ESA P Portfolio L.L.C.

9

Site #	Address	Owner
232	1500 Regency Parkway, Cary, NC	ESA P Portfolio L.L.C.
280	4317 Big Tree Way, Greensboro, NC	ESA P Portfolio L.L.C.
370	1995 Hampton Inn Ct., Winston-Salem, NC	ESA P Portfolio L.L.C.
371	10930 Park Road, Charlotte, NC	ESA P Portfolio L.L.C.
417	8211 University Executive Park Drive, Charlotte, NC	ESA P Portfolio L.L.C.
1500	7910 N. Point Blvd., Winston-Salem, NC	ESA P Portfolio L.L.C.
1514	5008 NC 55, Durham, NC	ESA P Portfolio L.L.C.
1570	4610 South Miami Blvd, Durham, NC	ESA P Portfolio L.L.C.
1571	8405 Pineville - Matthews Road, Charlotte, NC	ESA P Portfolio L.L.C.
1576	3100 Regency Parkway, Cary, NC	ESA P Portfolio L.L.C.
1591	20 McDaniel Drive, Jacksonville, NC	ESA P Portfolio L.L.C.
1594	7617 Thorndike Road, Greensboro, NC	ESA P Portfolio L.L.C.
1596	4105 Sycamore Dairy Road, Fayetteville, NC	ESA P Portfolio L.L.C.
9682	710 Yorkmont Road, Charlotte, NC	ESA P Portfolio L.L.C.
9683	1920 Ivy Creek Boulevard, Durham, NC	ESA P Portfolio L.L.C.
9686	3531 Wake Forest Rd, Raleigh, NC	ESA P Portfolio L.L.C.
9687	2601 Appliance Court, Raleigh, NC	ESA P Portfolio L.L.C.
9836	4919 S. Miami Blvd, Durham, NC	ESA P Portfolio L.L.C.
54	9006 Burt St. NW, Omaha, NE	ESA P Portfolio L.L.C.
1087	2000 Southwood Dr., Nashua, NH	ESA P Portfolio L.L.C.

Site #	Address	Owner
454	2868 Route 73 North, Maple Shade, NJ	ESA P Portfolio L.L.C.
455	1653 East State Highway No. 70, Cherry Hill, NJ	ESA P Portfolio L.L.C.
479	101 Diemer Drive, Mount Laurel, NJ	ESA P Portfolio L.L.C.
574	1 Fieldcrest Ave., Edison, NJ	ESA P Portfolio L.L.C.
646	4230 US Route 1, South Brunswick, NJ	ESA P Portfolio L.L.C.
696	329 Newman Springs Road, Red Bank, NJ	ESA P Portfolio L.L.C.
2509	750 Edwin L. Ward Sr. Memorial Hwy, Rutherford, NJ	ESA P Portfolio L.L.C.
2516	112 State Hwy. 17, Ramsey, NJ	ESA P Portfolio L.L.C.
2522	500 Diemer Drive, Mt. Laurel, NJ	ESA P Portfolio L.L.C.
2649	1 Meadowlands Pkwy, Secaucus, NJ	ESA P Portfolio L.L.C.
2653	45 Glimcher Realty Way, Elizabeth, NJ LEASEHOLD	ESA P Portfolio L.L.C.
2655	30 World’s Fair Drive, Franklin, NJ	ESA P Portfolio L.L.C.
2676	3450 Brunswick Pike, Princeton, NJ	ESA P Portfolio L.L.C.
2742	71 International Dr. South, Budd Lake, NJ	ESA P Portfolio L.L.C.
9677	125 Rt 10 East, Whippany, NJ	ESA P Portfolio L.L.C.
9678	300 State H. Rt 3 East, East Rutherford, NJ	ESA P Portfolio L.L.C.
9679	1 Plaza Drive, Secaucus, NJ LEASEHOLD	ESA P Portfolio L.L.C.
9680	1 Hoover Way, Woodbridge, NJ	ESA P Portfolio L.L.C.
9849	410 S. Randolphville Road, Piscataway, NJ	ESA P Portfolio L.L.C.
413	5020 Ellison NE, Albuquerque, NM	ESA P Portfolio L.L.C.

10

Site #	Address	Owner
7512	2608 The American Rd. NW, Rio Rancho, NM	ESA P Portfolio L.L.C.
7519	2321 International Ave. SE., Albuquerque, NM	ESA P Portfolio L.L.C.
9819	2221 Rio Rancho Blvd (Hwy 528), Rio Rancho, NM	ESA P Portfolio L.L.C.
860	4270 S. Valley View Blvd, Las Vegas, NV	ESA P Portfolio L.L.C.
861	4240 Boulder Highway, Las Vegas, NV	ESA P Portfolio L.L.C.
7570	9795 Gateway Drive, Reno, NV	ESA P Portfolio L.L.C.
9676	3045 South Maryland Parkway, Las Vegas, NV LEASEHOLD	ESA P Portfolio L.L.C.
9820	1550 E. Flamingo Rd, Las Vegas, NV	ESA P Portfolio L.L.C.
501	1395 Washington Ave, Albany, NY	ESA P Portfolio L.L.C.
503	700 Commons Way, Rochester, NY	ESA P Portfolio L.L.C.
504	6630 Old Collamer Rd, East Syracuse, NY	ESA P Portfolio L.L.C.
554	125 Inn Keepers Lane, Amherst, NY	ESA P Portfolio L.L.C.
634	905 S. Oyster Bay Rd., Bethpage, NY	ESA P Portfolio L.L.C.
651	18-30 Whitestone Expy., Whitestone, NY	ESA P Portfolio L.L.C.
763	100 Spagnoli Rd, Melville, NY	ESA P Portfolio L.L.C.
765	600 Center Place Drive, Rochester, NY	ESA P Portfolio L.L.C.
2546	118 Tarrytown Rd., Elmsford, NY	ESA P Portfolio L.L.C.
2716	55 W. Merritt Blvd, Fishkill, NY	ESA P Portfolio L.L.C.
9681	25 Merritt Blvd, Fishkill, NY	ESA P Portfolio L.L.C.
3	11645 Chesterdale Road, Springdale, OH	ESA P Portfolio L.L.C.

Site #	Address	Owner
6	9651 Seward Road, Fairfield, OH	ESA P Portfolio L.L.C.
7	2200 Lake Club Drive, Columbus, OH	ESA P Portfolio L.L.C.
8	7851 Lois Circle, Dayton, OH	ESA P Portfolio L.L.C.
9	6601 Reflections Drive, Dublin, OH	ESA P Portfolio L.L.C.
15	4260 Hunt Road, Blue Ash, OH	ESA P Portfolio L.L.C.
33	170 Montrose W. Ave, Copley, OH	ESA P Portfolio L.L.C.
34	3131 Presidential Drive, Fairborn, OH	ESA P Portfolio L.L.C.
41	542 West Dussel Drive, Maumee, OH	ESA P Portfolio L.L.C.
47	25801 Country Club Blvd., North Olmsted, OH	ESA P Portfolio L.L.C.
53	17552 Rosbough Drive, Middleburg Heights, OH	ESA P Portfolio L.L.C.
59	30360 Clemens Rd., Westlake, OH	ESA P Portfolio L.L.C.
553	185 Montrose W. Ave., Copley, OH	ESA P Portfolio L.L.C.
555	11457 Chester Road, Sharonville, OH	ESA P Portfolio L.L.C.
564	6155 Trust Drive, Holland, OH	ESA P Portfolio L.L.C.
565	320 Glensprings Drive, Springdale, OH	ESA P Portfolio L.L.C.
590	6255 Zumstein Drive, Columbus, OH	ESA P Portfolio L.L.C.
681	450 Metro Place North, Dublin, OH	ESA P Portfolio L.L.C.
4015	11145 Kenwood Road, Blue Ash, OH	ESA P Portfolio L.L.C.
4018	4200 Stelzer Road, Columbus, OH	ESA P Portfolio L.L.C.
4027	7465 High Cross Boulevard, Columbus, OH	ESA P Portfolio L.L.C.

11

Site #	Address	Owner
4075	10300 Cascade Crossing, Brooklyn, OH	ESA P Portfolio L.L.C.
4120	6688 Miller Lane, Dayton, OH	ESA P Portfolio L.L.C.
4178	3820 Orange Pl., Orange, OH	ESA P Portfolio L.L.C.
9688	4630 Creek Road, Blue Ash, OH	ESA P Portfolio L.L.C.
9689	24851 Country Club Blvd., North Olmsted, OH	ESA P Portfolio L.L.C.
9690	3625 Orange Pl., Orange Village, OH	ESA P Portfolio L.L.C.
9821	8555 Lyra Drive, Columbus, OH	ESA P Portfolio L.L.C.
9822	5530 Tuttle Crossing Blvd, Dublin, OH	ESA P Portfolio L.L.C.
39	7901 E. 31st Court South, Tulsa, OK	ESA P Portfolio L.L.C.
50	4811 Northwest Expressway, Oklahoma City, OK	ESA P Portfolio L.L.C.
876	3414 South 79th East Ave., Tulsa, OK	ESA P Portfolio L.L.C.
877	4820 West Reno Ave., Oklahoma City, OK	ESA P Portfolio L.L.C.
6065	2720 Northwest Expressway, Oklahoma City, OK	ESA P Portfolio L.L.C.
335	18665 NW Eider Ct, Beaverton, OR	ESA P Portfolio L.L.C.
399	17777 NE Sacramento St, Portland, OR	ESA P Portfolio L.L.C.
838	520 Harlow Road, Springfield, OR	ESA P Portfolio L.L.C.
7003	3535 Fisher Rd NE, Salem, OR	ESA P Portfolio L.L.C.
9691	875 SW 158th Ave, Beaverton, OR	ESA P Portfolio L.L.C.
9692	13009 SW 68th Parkway, Tigard, OR	ESA P Portfolio L.L.C.
9823	19311 NW Cornell Rd, Hillsboro, OR	ESA P Portfolio L.L.C.

Site #	Address	Owner
453	3216 Tillman Drive, Bensalem, PA	ESA P Portfolio L.L.C.
463	300 Morehall Rd, Rt 29, Malvern, PA	ESA P Portfolio L.L.C.
507	520 North Bell Avenue, Carnegie, PA	ESA P Portfolio L.L.C.
547	9000 Tinicum Blvd, Philadelphia, PA	ESA P Portfolio L.L.C.
2506	877 N. Pottstown Pike (Rt 100), Exton, PA	ESA P Portfolio L.L.C.
2511	3851 Northern Pike, Monroeville, PA	ESA P Portfolio L.L.C.
2525	200 Chauvet Drive, Pittsburgh, PA	ESA P Portfolio L.L.C.
2526	8880 Bartram Ave, Philadelphia, PA	ESA P Portfolio L.L.C.
2565	3050 Schoenersville Rd, Bethlehem, PA	ESA P Portfolio L.L.C.
2667	114 Welsh Road, Horsham, PA	ESA P Portfolio L.L.C.
2675	437 Irwins Lane, Plymouth Meeting, PA	ESA P Portfolio L.L.C.
2739	1303 Lebanon Church Road, West Mifflin, PA	ESA P Portfolio L.L.C.
9693	537 Dresher Road, Horsham, PA	ESA P Portfolio L.L.C.
9694	400 American Avenue, King of Prussia, PA	ESA P Portfolio L.L.C.
9695	8 E. Swedesford Road, Malvern, PA LEASEHOLD	ESA P Portfolio L.L.C.
1113	245 W. Natick Rd, Warwick, RI	ESA P Portfolio L.L.C.
1114	1200 Division Rd., West Warwick, RI	ESA P Portfolio L.L.C.
1137	1000 Warren Ave, East Providence, RI	ESA P Portfolio L.L.C.
9696	268 Metro Center Blvd, Warwick, RI	ESA P Portfolio L.L.C.
19	530 Woods Lake Rd., Greenville, SC	ESA P Portfolio L.L.C.

12

Site #	Address	Owner
22	180 Stoneridge Dr., Columbia, SC	ESA P Portfolio L.L.C.
29	7641 Northwoods Blvd., North Charleston, SC	ESA P Portfolio L.L.C.
100	130 Mobile Drive, Spartanburg, SC	ESA P Portfolio L.L.C.
115	5059 N. Arco Lane, North Charleston, SC	ESA P Portfolio L.L.C.
131	5430 Forest Dr., Columbia, SC	ESA P Portfolio L.L.C.
132	3715 Pelham Rd., Greenville, SC	ESA P Portfolio L.L.C.
180	450 Gracern Rd., Columbia, SC	ESA P Portfolio L.L.C.
223	304 Wingo Way, Mt. Pleasant, SC	ESA P Portfolio L.L.C.
9697	5045 N. Arco Lane, North Charleston, SC	ESA P Portfolio L.L.C.
9824	1170 Kinley Rd, Irmo, SC	ESA P Portfolio L.L.C.
45	2979 N. Stemmons Frwy, Dallas, TX	ESA P Portfolio L.L.C.
46	2420 E Lamar Blvd, Arlington, TX	ESA P Portfolio L.L.C.
49	5454 Hollister Street, Houston, TX	ESA P Portfolio L.L.C.
52	4636 West Plano Parkway, Plano, TX	ESA P Portfolio L.L.C.
62	1303 LaConcha, Houston, TX	ESA P Portfolio L.L.C.
64	2424 W. Sam Houston Pkwy South, Houston, TX	ESA P Portfolio L.L.C.
886	6580 Montana Ave., El Paso, TX	ESA P Portfolio L.L.C.
6005	5959 Guhn Rd, Houston, TX	ESA P Portfolio L.L.C.
6011	3200 W. Sam Houston Pkwy, Houston, TX	ESA P Portfolio L.L.C.
6012	2130 South Highway 6, Houston, TX	ESA P Portfolio L.L.C.

Site #	Address	Owner
6016	12270 Greenville Ave., Dallas, TX	ESA P Portfolio L.L.C.
6022	2544 US Hwy 67, Mesquite, TX	ESA P Portfolio L.L.C.
6026	16939 Tomball Pkwy, Houston, TX	ESA P Portfolio L.L.C.
6027	10100 N. Capital of Texas Hwy., Austin, TX	ESA P Portfolio L.L.C.
6028	12621 Hymeadow Rd., Austin, TX	ESA P Portfolio L.L.C.
6029	150 Valley Wood Rd, Spring, TX	ESA P Portfolio L.L.C.
6030	555 S I-35 - City Centre Business Park, Round Rock, TX	ESA P Portfolio L.L.C.
6037	3440 W. Walnut Hill Lane, Irving, TX	ESA P Portfolio L.L.C.
6055	4701 Westheimer Road, Houston, TX	ESA P Portfolio L.L.C.
6057	2330 SW Frwy, Houston, TX	ESA P Portfolio L.L.C.
6060	600 Gaudalupe Street, Austin, TX	ESA P Portfolio L.L.C.
6066	1410 Nasa Rd 1, Houston, TX	ESA P Portfolio L.L.C.
6068	11175 Katy Frwy, Houston, TX	ESA P Portfolio L.L.C.
6069	4022 Parkside Center Blvd, Farmers Branch, TX	ESA P Portfolio L.L.C.
6070	6218 S. Staples St., Corpus Christi, TX	ESA P Portfolio L.L.C.
6071	3261 N.E. Loop 820, Fort Worth, TX	ESA P Portfolio L.L.C.
6072	1908 Forest Ridge Dr, Bedford, TX	ESA P Portfolio L.L.C.
6073	1900 Lake Pointe Dr, Lewisville, TX	ESA P Portfolio L.L.C.
6074	13505 North Frwy, Houston, TX, Houston ,TX	ESA P Portfolio L.L.C.
6078	990 Sunland Park Dr., El Paso, TX	ESA P Portfolio L.L.C.

13

Site #	Address	Owner
6081	6300 US HWY 290 East, Austin, TX	ESA P Portfolio L.L.C.
6082	605 Meadow Creek Dr, Las Colinas, TX	ESA P Portfolio L.L.C.
6083	4331 Spectrum One, San Antonio, TX	ESA P Portfolio L.L.C.
6084	4701 City Lake Blvd. W, Fort Worth, TX	ESA P Portfolio L.L.C.
6086	3804 Tanacross Dr., Fort Worth, TX	ESA P Portfolio L.L.C.
6092	5831 Overton Ridge Blvd., Fort Worth, TX	ESA P Portfolio L.L.C.
6172	2100 Cinema Dr., Amarillo, TX	ESA P Portfolio L.L.C.
6174	106 W. Village Blvd, Laredo, TX	ESA P Portfolio L.L.C.
6175	5903 Woodway Dr., Waco, TX	ESA P Portfolio L.L.C.
6178	5100 US Hwy. 290 W, Austin, TX	ESA P Portfolio L.L.C.
6187	4802 S Loop 289, Lubbock, TX	ESA P Portfolio L.L.C.
6195	13858 N US Hwy. 183, Austin, TX	ESA P Portfolio L.L.C.
6197	16950 N I-35, Round Rock, TX	ESA P Portfolio L.L.C.
9702	9100 Waterford Centre Blvd., Austin, TX	ESA P Portfolio L.L.C.
9703	507 South First Street, Austin, TX	ESA P Portfolio L.L.C.
9704	1221 N Watson Dr., Arlington, TX	ESA P Portfolio L.L.C.
9705	5315 Carnaby St., Irving, TX	ESA P Portfolio L.L.C.
9706	7825 Heathrow Dr., Irving, TX	ESA P Portfolio L.L.C.
9707	17425 Dallas Pkwy, Dallas, TX	ESA P Portfolio L.L.C.
9708	12121 Coit Rd, Dallas, TX	ESA P Portfolio L.L.C.
9709	18470 N. Dallas Pkwy, Dallas, TX	ESA P Portfolio L.L.C.

Site #	Address	Owner
9710	4709 W. Plano Pkwy, Plano, TX	ESA P Portfolio L.L.C.
9711	901 E. Campbell Road, Richardson, TX	ESA P Portfolio L.L.C.
9712	1601 River Run, Fort Worth, TX	ESA P Portfolio L.L.C.
9713	2300 West Loop South, Houston, TX	ESA P Portfolio L.L.C.
9714	7979 Fannin Street, Houston, TX	ESA P Portfolio L.L.C.
9715	13223 Champions Ctr Dr, Houston, TX	ESA P Portfolio L.L.C.
9716	1015 Central Parkway South, San Antonio, TX	ESA P Portfolio L.L.C.
9826	1301 S. Braeswood Blvd, Houston, TX	ESA P Portfolio L.L.C.
9827	720 W. Bay Area Blvd, Webster, TX	ESA P Portfolio L.L.C.
9828	2900 Dallas Pkwy, Plano, TX	ESA P Portfolio L.L.C.
9829	12424 Research Blvd, Austin, TX	ESA P Portfolio L.L.C.
9831	4726 Sugar Grove Blvd, Stafford, TX	ESA P Portfolio L.L.C.
9832	2700 Gracy Farms Lane, Austin, TX	ESA P Portfolio L.L.C.
9833	5401 Green Park Drive, Irving, TX	ESA P Portfolio L.L.C.
9834	8221 North IH-35, Austin, TX	ESA P Portfolio L.L.C.
9835	9019 Vantage Point Rd, Dallas, TX	ESA P Portfolio L.L.C.
352	10715 Auto Mall Drive, Sandy, UT	ESA P Portfolio L.L.C.
362	2310 W. City Center Court, West Valley City, UT	ESA P Portfolio L.L.C.
379	7555 S. Union Park Ave, Midvale, UT	ESA P Portfolio L.L.C.
9717	5683 South Redwood Road, Salt Lake City, UT	ESA P Portfolio L.L.C.

14

Site #	Address	Owner
9718	1220 East 2100 South, Salt Lake City, UT	ESA P Portfolio L.L.C.
43	12359 Hornsby Lane, Newport News, VA	ESA P Portfolio L.L.C.
44	10060 W. Broad St., Glen Allen, VA	ESA P Portfolio L.L.C.
111	14420 Chantilly Crossing Lane, Chantilly, VA	ESA P Portfolio L.L.C.
140	11708 Jefferson Ave., Newport News, VA	ESA P Portfolio L.L.C.
175	1540 Crossways Blvd, Chesapeake, VA	ESA P Portfolio L.L.C.
291	2705 Frontage Rd. NW, Roanoke, VA	ESA P Portfolio L.L.C.
410	6811 Paragon Pl., Richmond, VA	ESA P Portfolio L.L.C.
478	46001 Waterview Plaza, Sterling, VA	ESA P Portfolio L.L.C.
480	4548 Bonney Rd., Virginia Beach, VA	ESA P Portfolio L.L.C.
768	205 North Breckinridge Place, Alexandria, VA	ESA P Portfolio L.L.C.
1599	6807 Paragon Pl., Richmond, VA	ESA P Portfolio L.L.C.
1620	12055 Lee Jackson Memorial Hwy, Fairfax, VA	ESA P Portfolio L.L.C.
1813	6800 Metropolitan Center Dr, Springfield, VA	ESA P Portfolio L.L.C.
1821	1021 Elden Street, Herndon, VA	ESA P Portfolio L.L.C.
1828	1910 University Blvd, Lynchburg, VA	ESA P Portfolio L.L.C.
1831	1915 Commerce Dr, Hampton, VA	ESA P Portfolio L.L.C.
1846	5920 Fort Drive, Centreville, VA	ESA P Portfolio L.L.C.
9719	200 Blue Stone Road PA, Alexandria, VA	ESA P Portfolio L.L.C.
9725	8201 Old Courthouse Road, Vienna, VA	ESA P Portfolio L.L.C.

Site #	Address	Owner
9727	241 Arboretum Place, Richmond, VA	ESA P Portfolio L.L.C.
9850	4506 Brookfield Corp. Drive, Chantilly, VA	ESA P Portfolio L.L.C.
9851	3997 Fair Ridge Drive, Fairfax, VA	ESA P Portfolio L.L.C.
9860	3214 Churchland Blvd., Chespeake, VA	ESA P Portfolio L.L.C.
9861	809 Greenbrier Circle, Chesapeake, VA	ESA P Portfolio L.L.C.
341	300 NE 115th Avenue, Vancouver, WA	ESA P Portfolio L.L.C.
409	1400 South 320th Street, Federal Way, WA	ESA P Portfolio L.L.C.
418	1150 Oakesdale Ave SW, Renton, WA	ESA P Portfolio L.L.C.
802	22520 83rd Avenue South, Kent, WA	ESA P Portfolio L.L.C.
805	2820 Pacific Hwy East, Fife, WA	ESA P Portfolio L.L.C.
806	15451 53rd Avenue South, Tukwila, WA	ESA P Portfolio L.L.C.
810	3021 196th Street SW, Lynnwood, WA	ESA P Portfolio L.L.C.
815	8410 Broadway, Everett, WA	ESA P Portfolio L.L.C.
817	12803 E. Sprague, Spokane, WA	ESA P Portfolio L.L.C.
824	11400 Main Street, Bellevue, WA	ESA P Portfolio L.L.C.
831	2120 S. 48th St., Tacoma, WA	ESA P Portfolio L.L.C.
7009	923 228th Street SE, Bothell, WA	ESA P Portfolio L.L.C.
7010	25104 Pacific Hwy South, Kent, WA	ESA P Portfolio L.L.C.
7011	2101 N. Meridian, Puyallup, WA	ESA P Portfolio L.L.C.
7018	8801 South Hosmer St., Tacoma, WA	ESA P Portfolio L.L.C.
7020	1431 112th Street SE, Everett, WA	ESA P Portfolio L.L.C.

15

Site #	Address	Owner
7032	1675 Mottman Road SW, Tumwater, WA	ESA P Portfolio L.L.C.
7062	3917 Harbour Pointe Blvd SW, Mukilteo, WA	ESA P Portfolio L.L.C.
7066	13300 Stone Avenue North, Seattle, WA	ESA P Portfolio L.L.C.
9728	3700 132nd Ave SE, Bellevue, WA	ESA P Portfolio L.L.C.
9729	15805 NE 28th Street, Bellevue, WA	ESA P Portfolio L.L.C.
9730	15635 West Valle Hwy, Tukwila, WA	ESA P Portfolio L.L.C.
9852	22122 17th Ave. S.E, Bothell, WA, Bothell, WA	ESA P Portfolio L.L.C.
557	11121 W North Ave, Wauwatosa, WI	ESA P Portfolio L.L.C.
679	4141 Boardwalk Ct, Appleton, WI	ESA P Portfolio L.L.C.
731	55 Junction Court, Madison, WI	ESA P Portfolio L.L.C.
785	2520 Plaza Court, Waukesha, WI	ESA P Portfolio L.L.C.
4034	45 Junction Court, Madison, WI	ESA P Portfolio L.L.C.
9731	325 N Brookfield Rd Brookfield, WI	ESA P Portfolio L.L.C.
56	6620 Eli Whitney Drive, Columbia, MD	ESA P Portfolio MD Trust
658	1500 Aero Drive, Linthicum, MD	ESA P Portfolio MD Trust
699	8870 Columbia 100 Parkway, Columbia, MD	ESA P Portfolio MD Trust
767	9401 Largo Drive West, Landover, MD	ESA P Portfolio MD Trust
2503	9704 Beaver Dam Road, Timonium, MD	ESA P Portfolio MD Trust
2504	12450 Milestone Center Dr, Germantown, MD	ESA P Portfolio MD Trust
2528	205 Professional Drive, Gaithersburg, MD	ESA P Portfolio MD Trust

Site #	Address	Owner
2529	201 Professional Drive, Gaithersburg, MD	ESA P Portfolio MD Trust
2530	5240 Westview Dr, Frederick, MD	ESA P Portfolio MD Trust
2549	46565 Expedition Park Drive, Lexington Park, MD	ESA P Portfolio MD Trust
2705	1 Womack Drive, Annapolis, MD	ESA P Portfolio MD Trust
2781	104 Chesapeake Centre Ct, Glen Burnie, MD	ESA P Portfolio MD Trust
2787	8550 Washington Blvd, Jessup, MD	ESA P Portfolio MD Trust
2802	1361 James Way, Bel Air, MD	ESA P Portfolio MD Trust
9660	120 Admiral Cochrane Drive, Annapolis, MD	ESA P Portfolio MD Trust
9662	2621 Research Blvd, Rockville, MD	ESA P Portfolio MD Trust
9817	8890 Stanford Blvd, Columbia, MD	ESA P Portfolio MD Trust
10	1700 Winston Rd, Knoxville, TN	ESH/TN Properties L.L.C.
12	6085 Apple Tree Drive, Memphis, TN	ESH/TN Properties L.L.C.
13	9025 Church Street East, Brentwood, TN	ESH/TN Properties L.L.C.
17	2511 Elm Hill Pike, Nashville, TN	ESH/TN Properties L.L.C.
37	8110 Cordova Centre Drive, Memphis, TN	ESH/TN Properties L.L.C.
121	214 Langley Place, Knoxville, TN	ESH/TN Properties L.L.C.
125	6240 Airpark Dr., Chattanooga, TN	ESH/TN Properties L.L.C.
163	1210 Murfreesboro Road, Nashville, TN	ESH/TN Properties L.L.C.
305	9020 Church Street East, Brentwood, TN	ESH/TN Properties L.L.C.
315	2525 Elm Hill Pike, Nashville, TN	ESH/TN Properties L.L.C.

16

Site #	Address	Owner
450	5885 Shelby Oaks Drive, Memphis, TN	ESH/TN Properties L.L.C.
5003	6520 Mt. Moriah Road, Memphis, TN	ESH/TN Properties L.L.C.
5023	6325 Quail Hollow, Memphis, TN	ESH/TN Properties L.L.C.
5045	3311 West End Avenue, Nashville, TN	ESH/TN Properties L.L.C.
9698	2541 Corporate Avenue East, Memphis, TN	ESH/TN Properties L.L.C.
9699	6500 Poplar Avenue, Memphis, TN	ESH/TN Properties L.L.C.
9700	727 McGavock Pike, Nashville, TN	ESH/TN Properties L.L.C.
9701	680 Bakers Bridre Ave., Franklin, TN	ESH/TN Properties L.L.C.
9825	2520 Horizon Lake Dr, Memphis, TN	ESH/TN Properties L.L.C.

17